EXHIBIT 10.32

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                                  AGREEMENT FOR
                                        A
                                U.S. $100,000,000
                            REVOLVING CREDIT FACILITY

                             TO BE MADE AVAILABLE TO


                                SEACOR SMIT INC.


                                       BY

                           THE FINANCIAL INSTITUTIONS
                            IDENTIFIED ON SCHEDULE A

                                       AND

                          DEN NORSKE BANK ASA, AS AGENT



================================================================================


                                November 17, 1998

                                      INDEX

                                                                                                                      PAGE
SECTION 1 DEFINITIONS...................................................................................................1

           1.1           Defined Terms..................................................................................1
           1.2           Construction..................................................................................11
           1.3           Accounting Terms..............................................................................11
           1.4           Headings......................................................................................11

SECTION 2  REPRESENTATIONS AND WARRANTIES..............................................................................11

           2.1(a)        Due Organization and Power....................................................................11
           2.1(b)        Authorization and Consents....................................................................11
           2.1(c)        Binding Obligations...........................................................................11
           2.1(d)        No Violation..................................................................................12
           2.1(e)        Litigation....................................................................................12
           2.1(f)        No Default....................................................................................12
           2.1(g)        Vessel Ownership, Classification, and Insurance...............................................12
           2.1(h)        Citizenship...................................................................................12
           2.1(i)        Financial Statements..........................................................................13
           2.1(j)        Tax Returns and Payments......................................................................13
           2.1(k)        Insurance.....................................................................................13
           2.1(l)        Solvency......................................................................................13
           2.1(m)        Environmental Matters.........................................................................13
           2.1(n)        Foreign Trade Control Regulations.............................................................14

SECTION 3  ADVANCES OF THE FACILITY/LETTERS OF CREDIT..................................................................14

           3.1           Advances......................................................................................14
           3.2           Use of Proceeds...............................................................................15
           3.3           Drawdown Notice...............................................................................15
           3.4           Drawdown Notice a Warranty....................................................................15
           3.5           Notation of Advance on Note...................................................................15
           3.6           Foreign Currency Advances.....................................................................15
           3.7           Letters of Credit.............................................................................16
           3.8           Letter of Credit Requests; Request for
                         Issuance of Letter of Credit..................................................................16
           3.9           Letter of Credit Payments Deemed Advances.....................................................17
           3.10          Letter of Credit Participation................................................................18

SECTION 4  CONDITIONS..................................................................................................19

           4.1           Conditions Precedent to Drawdown of the
                         Initial Advance under the Credit  Facility....................................................19


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           4.2           Further Conditions Precedent..................................................................21
           4.3           Break Funding Costs...........................................................................22
           4.4           Satisfaction after Drawdown...................................................................22

SECTION 5  REPAYMENT, PREPAYMENT AND REDUCTION.........................................................................22

           5.1           Repayment.....................................................................................22
           5.2           Scheduled Reductions of the Committed Amount..................................................22
           5.3           Prepayment....................................................................................22
           5.4           Permanent Reduction of the Committed
                         Amount of the Credit Facility.................................................................23
           5.5           Reduction of Commitment.......................................................................23

SECTION 6  INTEREST AND RATE...........................................................................................23

           6.1           Applicable Rate...............................................................................23
           6.2           The Margin....................................................................................23
           6.3           LIBOR; Interest Periods.......................................................................24
           6.4           Interest Payments.............................................................................24
           6.5           Interest due only on Banking Day..............................................................25
           6.6           Calculation of Interest.......................................................................25

SECTION 7  PAYMENTS  25

           7.1           Place of Payments, No Set Off.................................................................25
           7.2           Proof of no Withholding.......................................................................25
           7.3           Federal Income Tax Credits....................................................................26

SECTION 8 ACCOUNTS   26
           8.1           The Operating Accounts........................................................................26

SECTION 9 EVENTS OF DEFAULT............................................................................................26
           9.1(a)        Principal Payments............................................................................26
           9.1(b)        Interest and Other Payments...................................................................26
           9.1(c)        Representations, etc..........................................................................26
           9.1(d)        Impossibility, Illegality.....................................................................26
           9.1(e)        Citizenship...................................................................................27
           9.1(f)        Financial Covenants...........................................................................27
           9.1(g)        Other Covenants...............................................................................27
           9.1(h)        Debt..........................................................................................27
           9.1(i)        Bankruptcy....................................................................................27
           9.1(j)        Judgments.....................................................................................27
           9.1(k)        Inability to Pay Debts........................................................................28
           9.1(l)        Vessels Value/Commitment......................................................................28
           9.1(m)        Change of Control of the Borrower.............................................................28


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           9.2           Indemnification...............................................................................28
           9.3           Application of Moneys.........................................................................29

SECTION 10 COVENANTS 29

           10.1              ..........................................................................................29
           10.1A(i)          Performance of Agreements.................................................................30
           10.1A(ii)         Compliance with Covenants.................................................................30
           10.1A(iii)        Notice of Default.........................................................................30
           10.1A(iv)         Obtain Consents...........................................................................30
           10.1A(v)          Financial Statements......................................................................30
           10.1A(vi)         Qualification to Own U.S. Flag Vessels....................................................31
           10.1A(vii)        Corporate Existence.......................................................................31
           10.1A(viii)       Books, Records, etc.......................................................................31
           10.1A(ix)         Inspection................................................................................32
           10.1A(x)          Taxes.....................................................................................32
           10.1A(xi)         Compliance with Statutes, etc.............................................................32
           10.1A(xii)        Environmental Matters.....................................................................32
           10.1A(xiii)       Evidence of Insurance.....................................................................33
           10.1A(xiv)        Maintenance of Assets.....................................................................33
           10.1A(xv)         Funded Debt/Total Capitalization..........................................................33
           10.1A(xvi)        Senior Debt/Total Capitalization..........................................................33
           10.1A(xvii)       Permitted Secured Senior Debt.............................................................33
           10.1A(xviii)      Cash, Cash Equivalents....................................................................33
           10.1A(xix)        Interest Coverage Ratio...................................................................33
           10.1A(xx)         Consolidated Net Worth....................................................................33
           10.1A(xxi)        ERISA Matters.............................................................................34
           10.1A(xxii)       Delivery of Share Certificates............................................................34
           10.1B(i)          Liens.....................................................................................34
           10.1B(ii)         Sale of Assets............................................................................35
           10.1B(iii)        Dividends.................................................................................35
           10.1B(iv)         Changes in Business.......................................................................35
           10.1B(v)          Consolidation, Merger.....................................................................35
           10.1B(vi)         Use of Proceeds...........................................................................35
           10.1(B)(vii)      Redemption/Repurchase of Securities.......................................................35
           10.1(B)(viii)     Negative Pledge...........................................................................36
           10.2              Vessel Valuations.........................................................................36
           10.3              Inspection and Survey Reports.............................................................36


                                      iii
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SECTION 11  ASSIGNMENT AND PARTICIPATIONS..............................................................................36

SECTION 12  ILLEGALITY, INCREASED COST,
                     NON-AVAILABILITY, ETC.............................................................................37

           12.1          Illegality....................................................................................37
           12.2          Increased Cost................................................................................37
           12.3          Non-availability of Funds.....................................................................38
           12.4          Determination of Losses.......................................................................39
           12.5          Compensation for Losses.......................................................................39

SECTION 13  CURRENCY INDEMNITY.........................................................................................39

           13.1          Currency Conversion...........................................................................39
           13.2          Change in Exchange Rate.......................................................................39
           13.3          Additional Debt Due...........................................................................40
           13.4          Rate of Exchange..............................................................................40

SECTION 14  FEES AND EXPENSES..........................................................................................40

           14.1          Commitment Fee................................................................................40
           14.2          Letter of Credit and Facing Fees and
                         Related Charges...............................................................................41
           14.3          Agency Fee....................................................................................41
           14.4          Agent's Other Fees............................................................................41
           14.5          Costs, Charges and Expenses...................................................................41

SECTION 15  APPLICABLE LAW, JURISDICTION AND WAIVER....................................................................42

           15.1          Applicable Law................................................................................42
           15.2          Jurisdiction..................................................................................42
           15.3          Waiver of Jury Trial..........................................................................42

SECTION 16           THE AGENT.........................................................................................43

           16.1          Appointment of Agent..........................................................................43
           16.2          Distribution of Payments......................................................................43
           16.3          Holder of Interest in Note....................................................................43
           16.4          No Duty to Examine, Etc.......................................................................43
           16.5          Agent as Lender...............................................................................43
           16.6(a)       Obligations of Agent..........................................................................43
           16.6(b)       No Duty to Investigate........................................................................43
           16.7(a)       Discretion of Agent...........................................................................44
           16.7(b)       Instructions of Majority Lenders..............................................................44
           16.8          Assumption re Event of Default................................................................44
           16.9          No Liability of Agent or Lenders..............................................................44


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           16.10         Indemnification of Agent......................................................................45
           16.11         Consultation with Counsel.....................................................................45
           16.12         Resignation...................................................................................45
           16.13         Representations of Lenders....................................................................45
           16.14         Notification of Event of Default..............................................................46
           16.15         No Agency until Syndication...................................................................46

SECTION 17  NOTICES AND DEMANDS........................................................................................46

           17.1          Notices in Writing............................................................................46
           17.2          Addresses for Notice..........................................................................46
           17.3          Notices Deemed Received.......................................................................46

SECTION 18  MISCELLANEOUS..............................................................................................47

           18.1          Time of Essence...............................................................................47
           18.2          Unenforceable, etc., Provisions - Effect......................................................47
           18.3          References....................................................................................47
           18.4          Further Assurances............................................................................47
           18.5          Entire Agreement, Amendments..................................................................47


                                    SCHEDULES


                     A                       THE LENDERS AND THEIR COMMITMENTS
                     B                       THE VESSEL OWNING/OPERATING SUBSIDIARIES AND OTHER SUBSIDIARIES
                     C                       THE VESSELS
                     D                       COMPANY CHART
                     E                       EXISTING NEWBUILDINGS
                     F                       EXISTING LETTERS OF CREDIT

                                    EXHIBITS

                     1                       NOTE
                     2                       FORM OF DRAWDOWN NOTICE
                     3                       FORM OF LETTER OF CREDIT REQUEST
                     4                       FORM OF COMPLIANCE CERTIFICATE
                     5                       FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT


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                                       v

                       REVOLVING CREDIT FACILITY AGREEMENT


                     THIS REVOLVING CREDIT FACILITY AGREEMENT made this 17th day of November, 1998, by and among (1) SEACOR SMIT INC., a corporation incorporated under the laws of the State of Delaware with offices at 11200 Westheimer, Suite 850, Houston, Texas (hereinafter called the "Borrower"), (2) the banks and financial institutions whose names and addresses are set out in Schedule A hereto (together with any assignee pursuant to Section 11, collectively, the "Lenders", each a "Lender"); and (3) DEN NORSKE BANK ASA, a bank incorporated under the laws of the Kingdom of Norway, acting through its New York branch, with offices at 200 Park Avenue, New York, New York, as arranger and administrative agent (hereinafter called the "Agent")


                                WITNESSETH THAT:


1  DEFINITIONS

1.1. Defined Terms. In this Agreement the words and expressions specified below shall, except where the context otherwise requires, have the meanings attributed to them below:

"Acceptable Accounting Firm"        means Arthur Anderson & Co., L.L.P. or any
                                    other firm of independent certified public or chartered accountants of international reputation selected by the Borrower and acceptable to the Agent;

"Advance"                           means any Dollar Advance or Foreign Currency
                                    Advance;

"Agent's Exchange Rate"             means the exchange rate offered by the Agent
                                    of Dollars for a particular foreign currency or vice versa in accordance with its normal practices on the relevant date, in either case, including any costs associated with the relevant exchange contract;

"Agreement"                         means this revolving credit facility
                                    agreement as the same may be amended,
                                    restated, modified or supplemented from time to time;

"Applicable Rate"                   means any rate of interest on any Advance
                                    from time to time applicable pursuant to
                                    Section 6.1;

"Assignment and Assumption
Agreement(s)"                       shall mean the Assignment and Assumption
                                    Agreement(s) executed pursuant to Section 11 substantially in the form of Exhibit 5;

"Banking Day(s)"                    means day(s) on which banks are open for the
                                    transaction of business of the nature
                                    required by this Agreement in the place or places from time to time specified;

"Base Rate"                         means the higher of (i) the Agent's Prime
                                    Rate and (ii) one-half percent (1/2%) above the Federal Funds Effective Rate;

"Basis Point" or the symbol "bp"    means one one-hundredth of one percent
                                    (0.01%).

"Cash Equivalents"                  means (i) securities issued or directly and
                                    fully guaranteed or insured by the United
                                    States of America or any agency or
                                    instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than ninety
                                    (90) days from the date of acquisition, (ii) time deposits and certificates of deposit of any Lender or any commercial bank of recognized standing having capital and surplus in excess of Five Hundred Million
                                    Dollars ($500,000,000), (iii) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in (i) above entered into with any Lender or any bank meeting the qualifications specified in (ii) above, and
                                    (iv) commercial paper issued by any Lender or the parent corporation of any commercial bank of recognized standing organized under the laws of the United States of America or any state thereof having capital and surplus in excess of Five Hundred Million Dollars
                                    ($500,000,000), and commercial paper rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, and in each case maturing within ninety (90) days after the date of acquisition;

"Change of Control"                 means either (i) any "person" (as such term
                                    is defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner
                                    (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than fifty percent (50%) of the total voting power of the voting stock of any company or
                                    (ii) the Board of Directors of any company ceases to consist of a majority of the existing directors or directors elected by the existing directors of such company;


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"Chiles"                            means, collectively, Chiles Offshore L.L.C.,
                                    a limited liability company organized and existing under the laws of the State of Delaware, together with its consolidated subsidiaries;

"Chiles Consolidated Debt"          any indebtedness of Chiles which (a), in
                                    accordance with GAAP, is included in the consolidated indebtedness of the Borrower and (b) is without recourse to the Borrower, the Subsidiaries (other than Chiles) or the assets of the Borrower or such Subsidiaries;

"Chiles Consolidated EBITDA"        means, the aggregate, to be measured on a
                                    trailing twelve (12) month basis, of
                                    operating income (before deductions for
                                    interest, taxes, depreciation and
                                    amortization) of Chiles which ), in
                                    accordance with GAAP, is consolidated into the Borrower;

"Code" means the Internal Revenue Code of 1986, as amended, and any successor statute and the regulations promulgated thereunder;

"Committed Amount"                  means One Hundred Million Dollars
                                    ($100,000,000), as reduced from time to time pursuant to Sections 5.2 and 5.4, being the maximum aggregate principal amount in
                                    Dollars of the Advances and Letters of
                                    Credit which may be outstanding at any time under the Credit Facility;

"Commitment"                        shall mean in relation to a Lender, the
                                    portion of the Credit Facility set out
                                    opposite its name in Schedule A hereto or, as the case may be, in any relevant
                                    Assignment and Assumption Agreement, as the same may be reduced from time to time as provided by Section 5.5;

"Compliance Certificate"            means a certificate of the chief financial
                                    officer of the Borrower in the form set out in Exhibit 4 or in such other form as the Agent may reasonably require and which shall, include, among other things, notice of any events specified Section 10.1B(viii)

"Consolidated Net Worth"            for any period, shall mean, for any company,
                                    the sum of such company's common and
                                    preferred stock (excluding any capital stock subject to mandatory redemption) and additional paid-in-capital, plus retained earnings (minus accumulated deficit) and currency translation adjustments, all as


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
                                    shown on the consolidated balance sheet of such company and its subsidiaries as determined in accordance with GAAP;

"Credit Facility"                   means the sums advanced or to be advanced by
                                    the Lenders to the Borrower and the Letters of Credit to be issued by the Letter of Credit Issuer for the account of the Borrower, all pursuant to, and subject to the terms of, this Agreement;

"Credit Facility Balance"           means the sum of (i) the amount of the
                                    Dollar Advances, (ii) the amount of the then
                                    Dollar Equivalent of the Foreign Currency
                                    Advances and (iii) the amount of the Letter of Credit Outstandings at any relevant time, all as reduced by payments and increased by Advances and Letters of Credit pursuant to the terms of this Agreement;

"Credit Period"                     means the period from the Drawdown Date of
                                    the initial Advance made hereunder to the date upon which the Advances and all other amounts due to the Lenders and the Agent pursuant to this Agreement and the Note are repaid or prepaid in full;

"CRN Group"                         means CRN Holdings, Inc., a corporation
                                    organized under the laws of the State of Delaware, and any of its direct and indirect subsidiaries now or hereafter acquired;

"Default Rate"                      shall have the meaning ascribed thereto in
                                    Section 6.1;

"Dollars" and the sign "$"          means the legal currency, at any relevant
                                    time hereunder, of the United States of
                                    America and, in relation to all payments hereunder, in same day funds settled through the New York Clearing House Interbank
                                    Payments System (or such other Dollar funds as may be determined by the Agent to be customary for the settlement in New York
                                    City of banking transactions of the type herein involved);

"Dollar Advance"                    means any amount advanced in Dollars to the
                                    Borrower on any Drawdown Date; "Dollar
                                    Equivalent" means any amount of a Foreign
                                    Currency converted to Dollars at the Agent's
                                    Exchange Rate;

"Drawdown Dates"                    means the dates, each being a Banking Day
                                    falling prior to the Termination Date, upon which the Borrower has requested that an Advance be made available to the Borrower or


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                                    an Advance is deemed to have been made due
                                    to a drawing under any Letter of Credit;

"Drawdown Notice"                   shall have the meaning ascribed thereto in
                                    Section 3.3;

"Dutch Guilders" and the
symbol "Dfl"                        means the legal currency, at any relevant
                                    time hereunder, of The Netherlands;

"EBITDA" means on a consolidated basis, the aggregate, to be measured on a trailing twelve (12) month basis, of (i) operating income (before deductions for interest, taxes, depreciation and amortization), (ii) interest income and (iii) "Equity in Net Earnings of Fifty Percent (50%) or Less Owned Companies" (as such term is used in the Borrower's published financial reports). For purposes of determining the EBITDA of the Borrower, Chiles Consolidated EBITDA for the corresponding period shall be excluded;

"Environmental Affiliate"           means any person or entity the liability of
                                    which for Environmental Claims the Borrower may have assumed by contract or operation of law;

"Environmental Claim"               shall have the meaning ascribed thereto in
                                    Section 2.1(n);

"ERISA"                             means the Employment Retirement Income
                                    Security Act of 1974, as amended;

"ERISA Affiliate"                   means a trade or business (whether or not
                                    incorporated) which is under common control with the Borrower within the meaning of Sections 414(b),(c),(m) or (o) of the Code;

"Events of Default"                 means any of the events set out in Section
                                    9.1;

"Existing Credit Facility"          the credit facility provided under that
                                    certain credit agreement, dated June 30, 1997, among the Borrower, the financial institutions named therein as Lenders, and the Agent;

"Existing Letters of Credit"        shall have the meaning ascribed thereto in
                                    Section 3.7;

"Facing Fee"                        shall have the meaning ascribed thereto in
                                    Section 14.2;

"Federal Funds Effective Rate"      means, for any period, a fluctuating
                                    interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as


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                                    published for such day (or, if such day is
                                    not a Banking Day, for the next preceding
                                    Banking Day) by the Federal Reserve Bank of
                                    New York, or, if such rate is not so
                                    published for any day which is a Banking
                                    Day, the average of the quotations for such day on such transactions received by the Agent from three (3) Federal Funds brokers of recognized standing selected by the Agent;

"Foreign Currency"                  means any of Pounds Sterling, Dutch Guilders
                                    or French Francs;

"Foreign Currency Advance"          means an Advance denominated in a Foreign
                                    Currency;

"French Francs" and the symbol "FF" means the legal currency, at any relevant time hereunder, of France;

"Funded Debt"                       means, on a consolidated basis, the sum of
                                    (i) indebtedness for borrowed money, all obligations evidenced by bonds, debentures, notes or similar instruments, and purchase money obligations which, in accordance with GAAP, would be shown on the consolidated balance sheet as a liability, (ii) all obligations arising under letters of credit,
                                    (iii) all obligations as lessee under leases which have been, in accordance with GAAP, recorded as capitalized lease obligations and (iv) guaranties of non-consolidated entity obligations less (v) the Chiles
                                    Consolidated Debt and (vi) indebtedness
                                    which is consolidated in the Borrower's
                                    published financial statements in accordance with GAAP but which represents a minority interest holders' share of such indebtedness unless such minority holders' share has been guaranteed by the Borrower or a Subsidiary;

"GAAP"                              shall have the meaning ascribed thereto in
                                    Section 1.3;

"Interest Coverage Ratio"           means, on a consolidated basis, (a) EBITDA
                                    divided by (b) an amount equal to interest payments projected for the following twelve
                                    (12) months (the foregoing calculation shall assume that (i) all committed revolving credit facilities are fully drawn and (ii) interest during the following twelve (12) months shall accrue at the rates prevailing at the time of calculation) less (x) interest on indebtedness which is consolidated in the Borrower's published financial statements in accordance with GAAP but which represents a minority interest holders' share of such indebtedness and (y)


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                                    interest on the Chiles Consolidated Debt;

"Interest Notice"                   means a notice to the Agent specifying the
                                    duration of the relevant Interest Period;

"Interest Period(s)"                means period(s) of one (1), three (3) or six
                                    (6) months selected by the Borrower or such longer period(s) as the Lenders may agree;

"L/C Supportable Obligation"        means such obligations of the Borrower as
                                    are not inconsistent with the issuance
                                    policies of the Letter of Credit Issuer;

"Letter of Credit"                  shall have the meaning ascribed thereto in
                                    Section 3.7;

"Letter of Credit Fee"              shall have the meaning ascribed thereto in
                                    Section 14.2;

"Letter of Credit Issuer"           means Den norske Bank ASA;

"Letter of Credit Outstandings"     means, at any time, the aggregate Stated
                                    Amount of all outstanding Letters of Credit, less any drawings previously made thereunder;

"Letter of Credit Participant"      shall have the meaning ascribed thereto in
                                    Section 3.10;

"Letter of Credit Participant
Percentage"                         means, in relation to a Lender, the
                                    percentage of the Credit Facility set out opposite its name in Schedule A hereto;

"Letter of Credit Request"          shall have the meaning ascribed thereto in
                                    Section 3.8;

"LIBOR" means the rate of interest for deposits, in Dollars or the relevant Foreign Currency, as the case may be, of an amount equivalent to the relevant Advance (or portion thereof), for periods equivalent to the applicable Interest Period, which appear at or about 11:00 A.M. (London Time) on the day falling two (2) Banking Days prior to the first day of the relevant Interest Period as displayed on Telerate page 3750 (British Bankers' Association Interest Settlement Rates), in the case of Dollars or Pounds Sterling, or Telerate page 3740 (British Bankers' Association Interest Settlement Rates), in the case of Dutch Guilders or French Francs (or such other page as may replace such page 3750 or such page 3740, as the case may be, on such system or on any other system of the information vendor for the time being designated by the British Bankers'


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                                    Association to calculate the BBA Interest
                                    Settlement Rate (as defined in the British
                                    Bankers' Association's Recommended Terms and
                                    Conditions ("BBAIRS" terms) dated August
                                    1985)), provided, however, that, if on any date of determination of the Applicable Rate, no rate is so displayed for amounts equivalent to the relevant Advance (or portion thereof) and for periods equivalent to the applicable Interest Period, LIBOR shall be equal to the arithmetic mean (rounded upward if necessary to four decimal places) of the rates respectively quoted to the Agent by each of the Reference Banks as the offered rate for deposits of Dollars or the relevant Foreign Currency, as the case may be, in an amount approximately equal to the amount in relation to which LIBOR is to be determined for a period equivalent to such period to prime banks in the London Interbank Market at or about 11:00 a.m. (London time) on the second Banking Day before the first day of such period;

"Majority Lenders"                  shall mean (x) at any time that there is
                                    only a single Lender, the Lender; (y) at any time that there are only two (2) Lenders, both Lenders and (z) at any time that there are three (3) or more Lenders, two (2) or more Lenders whose aggregate Commitments exceed two-thirds of the total Commitments;

"Margin"                            shall have the meaning ascribed thereto in
                                    Section 6.1;

"Material Adverse Change"           shall mean the occurrence of an event or
                                    condition which (a) materially impairs the ability of (1) the Borrower to meet any of its obligations with regard to the Credit
                                    Facility and the financing arrangements
                                    established in connection therewith or (2) the Borrower and the Subsidiaries to meet any of their respective other obligations that are material to the Borrower and the Subsidiaries considered as a whole or (b) have a material adverse effect on the business, assets, operations, property or financial condition of the Borrower and the Subsidiaries considered as a whole;

"Moody's"                           shall mean Moody's Investors Service, Inc.,
                                    a credit rating agency;

"Note" means the promissory note to be executed by the Borrower to the order of the Agent to evidence the Advances of the Credit Facility substantially in the form of Exhibit 1 or in such other form as the Agent may agree;

"Operating Accounts"                shall have the meaning ascribed thereto in
                                    Section 8.1;

"Permitted Liens"                   means any of the liens permitted under
                                    Section 10.1B(i);

"Plan" means any employee benefit plan covered by Title IV of ERISA;

"Pounds Sterling" and the
sign "(pound)"                      means the legal currency, at any relevant
                                    time hereunder, of England;

"Prime Rate"                        means the rate which the Agent announces
                                    from time to time as its prime lending rate, the Prime Rate to change when and as such prime lending rate changes;

"Reduction Dates"                   means the day falling twelve (12) months
                                    after the date hereof and the dates which fall respectively at six (6) month intervals thereafter and ending on the Termination
                                    Date or, if any such date is not a Banking
                                    Day, the next following Banking Day, unless such next following Banking Day falls in the following month, in which case the relevant
                                    Reduction Date shall be the immediately
                                    preceding Banking Day;

"Reference Banks"                   means the banks chosen from time to time by
                                    the British Bankers' Association for the purpose of establishing Interest Settlement
                                    Rates;

"S&P"                               shall mean Standard & Poor's Rating
                                    Services, a credit rating agency;

"Senior Debt"                       means, for the Borrower, on a consolidated
                                    basis, the aggregate of (i) any secured
                                    indebtedness (excluding any Chiles
                                    Consolidated Debt), (ii) the committed
                                    amount of all other indebtedness for
                                    borrowed money (other than (x) undrawn
                                    portions of the Committed Amount and (y) any undrawn committed amount for indebtedness of Chiles) and (iii) Funded Debt ranking pari passu with drawn amounts outstanding under the Credit Facility;

"Stated Amount"                     means with respect to each Letter of Credit
                                    the maximum amount available to be drawn thereunder (regardless of whether any conditions for drawing could then be met);

"Subsidiaries"                      means the corporations or other entities
                                    listed on Schedule B (including, without limitation, the Vessel Owning/Operating
                                    Subsidiaries) of which the Borrower owns legally or beneficially greater than fifty percent (50%) of the issued and outstanding stock or other interest in such entity and has more than fifty percent (50%) of the total voting power of the voting stock or other interest in such corporation or other entity, together with any other corporations or other entities now or hereafter in existence of which the Borrower owns legally or beneficially greater than fifty percent
                                    (50%) of the issued and outstanding stock or other interest in such entity and has more than fifty percent (50%) of the total voting power of the voting stock or other interest in such corporation or other entity, provided, however, that, so long as the obligations of Chiles remain without recourse to the Borrower and its subsidiaries (other than Chiles), Chiles shall not be included as a Subsidiary;

"Taxes" means any present or future income or other taxes, levies, duties, charges, fees, deductions or withholdings of any nature now or hereafter imposed, levied, collected, withheld or assessed by any taxing authority whatsoever, except for taxes on or measured by the overall net income of the Lenders imposed by their respective jurisdiction of incorporation or domicile of the lending office making the Advances or any governmental subdivision or taxing authority of any thereof or by any other taxing authority having jurisdiction over any Lender or the Agent (unless such jurisdiction is asserted solely by reason of the activities of the Borrower or any Subsidiary);

"Termination Date"                  means the day falling six (6) years after
                                    the date hereof or, if such day is not a Banking Day, the next following Banking Day, unless such next following Banking Day falls in the following month, in which case the Termination Date shall be the immediately preceding Banking Day;

"Total Capitalization"              for any company, means, on a consolidated
                                    basis, the aggregate of Funded Debt and
                                    Consolidated Net Worth;

"Vessel Owning/Operating
Subsidiaries"                       those Subsidiaries designated as Vessel
                                    Owning/Operating Subsidiaries on Schedule B, together with any future subsidiaries now or hereafter acquired which either own or operate Vessels, provided, however, that neither the CRN Group nor Chiles shall be deemed to be Vessel Owning/Operating
                                    Subsidiaries;

"Vessels"                           means (i) each of the vessels listed on
                                    Schedule C, so long as such vessel remains more than fifty percent (50%) owned, directly or indirectly, by a Vessel
                                    Owning/Operating Subsidiary, (ii) the
                                    existing newbuildings described in Schedule
                                    E and (iii) and any other vessels now or hereafter more than fifty percent (50%) owned, directly or indirectly, by a Vessel
                                    Owning/Operating Subsidiary.

1.2. Construction. Words importing the singular number only shall include the plural and vice versa. Words importing persons shall include companies, firms, corporations, partnerships, unincorporated associations and their respective successors and assigns.

1.3. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles as in effect from time to time in the United States of America consistently applied ("GAAP") and all financial statements submitted pursuant to this Agreement shall be prepared in accordance with, and all financial data submitted pursuant hereto shall be derived from financial statements prepared in accordance with, GAAP.

1.4. Headings. In this Agreement, section headings are inserted for convenience of reference only and shall not be taken into account in the interpretation hereof.

2          REPRESENTATIONS AND WARRANTIES

2.1. In order to induce the Agent and the Lenders to enter into this Agreement and to make the Advances and to issue and/or participate in Letters of Credit as provided for herein, the Borrower hereby represents and warrants to the Agent and the Lenders (which representations and warranties shall survive the execution and delivery of this Agreement and the Note and the making of the Advances and the issuance of Letters of Credit) that:

                     (a) Due Organization and Power. the Borrower and each of the Subsidiaries are duly formed and are validly existing in good standing under the laws of their respective jurisdictions of incorporation, have duly qualified and are authorized to do business as a foreign corporation in each jurisdiction wherein the nature of the business transacted thereby makes such qualification necessary, have full power to carry on their respective businesses as now being conducted and, in the case of the Borrower, to enter into and perform the Borrower's obligations under each of this Agreement and the Note and have complied with all statutory, regulatory and other requirements relative to such businesses and such agreements the noncompliance with which could reasonably be expected to give rise to a Material Adverse Change;

                     (b) Authorization and Consents. all necessary corporate action has been taken to authorize, and all necessary consents and authorizations have been obtained and remain in full force and effect to permit, the Borrower to enter into and perform its obligations under each of this Agreement and the Note and to permit the Borrower to borrow, service and repay the Advances and, as of the date of this Agreement, no further consents or authorizations are necessary for the service and repayment of the Advances or any part of any thereof;

                     (c) Binding Obligations. each of this Agreement and the Note constitutes legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, except to the extent that such enforcement may be limited by equitable principles, principles of public policy or applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors' rights;

                     (d) No Violation. the execution and delivery of, and the performance of the provisions of, this Agreement and the Note do not, and will not during the Credit Period, contravene any applicable law or regulation existing at the date hereof or any contractual restriction binding on the Borrower or its certificate of incorporation or by-laws;

                     (e) Litigation. except as otherwise disclosed in the 1997 annual report of the Borrower or the 10Q report of the Borrower for the period ending June 30, 1998, no action, suit or proceeding is pending or overtly threatened against the Borrower or any of the Subsidiaries before any court, board of arbitration or administrative agency which could result in any Material Adverse Change;

                     (f) No Default. except as otherwise disclosed in writing to the Agent on or prior to the date hereof, neither the Borrower nor any of the Subsidiaries are in default under any agreement by which any thereof is bound, nor are any thereof in default in respect of any financial commitment or obligation, where such default could result in any Material Adverse Change;

                     (g) Vessel Ownership, Classification, and Insurance. as of the date hereof:

                                (i) each of the Vessels is owned as listed on
                     Schedule C, free and clear of all liens of record except as otherwise set forth on Schedule C and duly registered in the name of its owner under the flag as listed on Schedule C;

                               (ii) except as otherwise set forth on Schedule C,
                     each of the Vessels is classed in the highest classification and rating for vessels of the same age and type with the American Bureau of Shipping, Lloyd's Register of Shipping, Det norske Veritas, Bureau Veritas, Germanischer Lloyd or other classification society acceptable to the Agent without any material outstanding recommendations; and

                              (iii) each of the Vessels is insured in accordance
                     with standard industry practice, including, without limitation, coverage for hull and machinery, war risk and protection & indemnity (evidence of which shall include, without limitation, cover notes, certificates of entry or such other evidence as shall be reasonably satisfactory to the Agent);

                     (h) Citizenship. each of the Vessel Owning/Operating Subsidiaries which owns a Vessel registered under the laws and flag of the United States of America is eligible to document a United States flag vessel within the meaning of 46 App. U.S.C.ss.12102(a) and, if any such Vessel is operating in the coastwise trade, within the meaning of Section 2 of the United States Shipping Act, 1916, as amended (46 App. U.S.C.ss. 802), the Vessel Owning/Operating Subsidiary owning or operating same is qualified to own and operate vessels in the coastwise trade;

                     (i) Financial Statements. except as otherwise disclosed in writing to the Lenders on or prior to the date hereof, all financial statements, information and other data furnished by the Borrower to the Lenders are complete and correct, and such financial statements have been prepared in accordance with GAAP and accurately and fairly present the financial condition of the parties covered thereby as of the respective dates thereof and the results of the operations thereof for the period or respective periods covered by such financial statements. Since such date or dates there has been no Material Adverse Change and neither the Borrower nor any of the Subsidiaries have any contingent obligations, liabilities for taxes or other outstanding financial obligations which on a consolidated basis are material in the aggregate, except as disclosed in such statements, information and data;

                     (j) Tax Returns and Payments. since March 31, 1998, the Borrower and each of the Subsidiaries have filed all tax returns required to be filed thereby and have paid all taxes payable thereby which have become due, other than those not yet delinquent or the non-payment of which would not give rise to a Material Adverse Change and except for those taxes being contested in good faith and by appropriate proceedings or other acts and for which adequate reserves have been set aside on the books thereof;

                     (k) Insurance. each of the Borrower and the Subsidiaries have insured their respective properties, assets and businesses against such risks and in such amounts as are required by law and as are customary for comparable companies engaged in similar businesses;

                     (l) Solvency. on the date of the making of the initial Advance and both immediately before and immediately after giving effect to all the transactions contemplated by this Agreement and the other documents referred to herein to occur on the date of the making of the initial Advance and as of the date hereof, (i) the sum of the Borrower's property (on a consolidated basis), at a fair valuation, does and will exceed its liabilities (on a consolidated basis), including contingent liabilities, (ii) the present fair salable value of the Borrower's assets (on a consolidated basis) is not and shall not be less than the amount that will be required to pay the Borrower's probable liability on its then existing debts (on a consolidated basis), including contingent liability, as they mature, (iii) the Borrower (on a consolidated basis) does not and will not have unreasonably small capital with which to continue its business, and (iv) the Borrower (on a consolidated basis) has not incurred, does not intend to incur and does not believe it will incur debts beyond its ability to pay such debts as they mature;

                     (m) Environmental Matters. except as heretofore disclosed in writing to the Lenders (i) the Borrower and each of the Subsidiaries are now and will continue to be, to the extent required, in compliance with all applicable United States federal and state, local, foreign and international laws, regulations, conventions and agreements relating to pollution prevention or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, navigable waters, waters of the contiguous zone, ocean waters and international waters), including, without limitation, laws, regulations, conventions and agreements relating to (1) emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous materials, oil, hazardous substances, petroleum and petroleum products and by-products ("Materials of Environmental Concern"), or (2) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern ("Environmental Laws") (except, as to all of the above, where the failure to do so would not be reasonably likely to result in a Material Adverse Change); (ii) the Borrower and each of the Subsidiaries now have and will continue to have, to the extent required, all permits, licenses, approvals, rulings, variances, exemptions, clearances, consents or other authorizations required under applicable Environmental Laws ("Environmental Approvals") and are now and will continue to be, to the extent required, in compliance with all Environmental Approvals required to operate their respective businesses as then being conducted (except where the failure to comply with, obtain or renew such permits, licenses, rulings, variances, exemptions, clearances, consents or other authorizations would not be reasonably likely to result in a Material Adverse Change); and (iii) neither the Borrower nor any of the Subsidiaries have received any notice of any claim, action, cause of action, investigation or demand by any Person, entity, enterprise or government, or any political subdivision, intergovernmental body or agency, department or instrumentality thereof, alleging potential liability which would reasonably be likely to result in a Material Adverse Change, or a requirement to incur, any investigatory costs, cleanup costs, response and/or remedial costs (whether incurred by a governmental entity or otherwise), natural resources, property and/or personal injury damages, attorneys' fees and expenses, or fines or penalties, in each case arising out of, based on or resulting from (1) the presence, or release or threat of release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by the Borrower or any of the Subsidiaries, or (2) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or Environmental Approval ("Environmental Claim") (other than Environmental Claims that have been fully and finally adjudicated or otherwise determined and all fines, penalties and other costs, if any, payable by the Borrower or any of the Subsidiaries in respect thereof have been paid in full or which are fully covered by insurance (including permitted deductibles)), if such costs, damages, fees, expenses, fines and/or penalties on a consolidated basis are material in the aggregate; and

                     (n) Foreign Trade Control Regulations. none of the transactions contemplated herein will violate any of the provisions of the Foreign Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 500, as amended), any of the provisions of the Cuban Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 515, as amended), any of the provisions of the Libyan Sanctions Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 550, as amended), any of the provisions of the Iranian Transactions Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 560, as amended), any of the provisions of the Iraqi Sanctions Regulations (Title 31, Code of Federal Regulations, Chapter V, Part 575, as amended), any of the provisions of the Federal Republic of Yugoslavia (Serbia and Montenegro) Sanctions Regulations (Title 31, Code of Federal Regulations, Chapter V, Part 585 as amended) or any of the provisions of the Regulations of the United States of America Governing Transactions in Foreign Shipping of Merchandise (Title 31, Code of Federal Regulations, Chapter V, Part 505, as amended).

3          ADVANCES OF THE FACILITY/LETTERS OF CREDIT

3.1. Advances. Each of the Lenders, relying upon each of the representations and warranties set out in Section 2, hereby agrees with the Borrower that, subject to the terms of this Agreement, it will on the Drawdown Dates make its portion of each Advance (pro rata in proportion to its Commitment) in Dollars or a Foreign Currency, as requested by the Borrower, available through the Agent to the Borrower in an aggregate amount not to exceed at any one time outstanding the then available Committed Amount, provided, however, that no further Advances shall be made after the Banking Day immediately preceding the Termination Date. Each such Dollar Advance shall be in an amount (in an integral multiple of One Million Dollars ($1,000,000)) equal to or exceeding One Million Dollars ($1,000,000). Each Foreign Currency Advance shall be in an amount (in an integral multiple of one hundred (100) units of account of the relevant currency) equal to or exceeding the then Dollar Equivalent of One Million Dollars (US$1,000,000). Each Advance may only be denominated in a single currency. Each Advance shall be repaid in full, as more fully set forth hereinafter, not later than the Termination Date. Not more than fifteen (15) Advances may be made in each consecutive twelve (12) month period. Within the limits of this Section 3.1 and upon the conditions herein provided, the Borrower may from time to time borrow pursuant to this Section 3.1, repay Advances pursuant to Section 5 and reborrow pursuant to this Section 3.1.

3.2. Use of Proceeds. The proceeds of the Advances shall be utilized (a) to repay any outstanding advances under the Existing Credit Facility and (b) for general corporate purposes.

3.3. Drawdown Notice. The Borrower shall not less than three (3) Banking Days before each Drawdown Date (other than a Drawdown Date occurring by reason of a drawing under any Letter of Credit) serve a notice (a "Drawdown Notice") on the Agent (which shall promptly furnish a copy to each Lender), substantially in the form set out in Exhibit 2, which notice shall (a) be in writing addressed to the Agent, (b) be effective on receipt by the Lender, provided it is received before 11 a.m. New York time (otherwise it shall be deemed to have been received on the next Banking Day), (c) specify the currency, amount and purpose of the Advance to be drawn, (d) specify the Banking Day on which the Advance is to be drawn and the initial Interest Period, (e) specify the disbursement instructions and (f) be irrevocable.

3.4. Drawdown Notice a Warranty. Each Drawdown Notice shall be deemed to constitute a warranty by the Borrower (a) that the representations and warranties stated in Section 2 (updated mutatis mutandis) are true and correct on the date of such Drawdown Notice and will be true and correct on the Drawdown Date as if made on such date, (b) that after giving effect to the borrowing made pursuant to such Drawdown Notice, the Credit Facility Balance shall not exceed the Committed Amount then available hereunder pursuant to Section 3.1 and (c) that no Event of Default nor any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default has occurred and is continuing.

3.5. Notation of Advance on Note. Each Advance made by the Lenders to the Borrower may be evidenced by a notation of the same made by the Agent on the grid attached to the Note, which notation, absent manifest error, shall be prima facie evidence of the amount of the relevant Advance.

3.6. Foreign Currency Advances. The Dollar Equivalent (calculated at the applicable Agent's Exchange Rate from time to time prevailing) of the aggregate principal amount of Foreign Currency Advances at any time outstanding under the Credit Facility (together with the Dollar Equivalent of the aggregate Stated Amount of Letters of Credit then outstanding and denominated in currencies other than Dollars) shall not exceed thirty percent (30%) of the then available Committed Amount. To the extent provisions of this Agreement require the calculation of amounts advanced or available under the Credit Facility in Dollars, any such amounts (if denominated in a Foreign Currency) which are subject to such calculation shall, for purposes of such calculations, be notionally converted to Dollars at the relevant Agent's Exchange Rate then prevailing. The calculation of such currency conversion shall be certified by the Agent, which certification, absent any manifest error, shall be conclusive and binding on the Borrower. If exchange rate fluctuations (a) cause the Credit Facility Balance to exceed the Committed Amount at any time or (b) cause the Foreign Currency Advances to exceed thirty percent (30%) of the then available Committed Amount at any time, then the Borrower shall, within seven (7) days of written demand of the Agent, repay Advances in an amount equal to the excess of the Credit Facility Balance over the Committed Amount or repay Foreign Currency Advances in an amount sufficient to reduce Foreign Currency Advances to not more than thirty percent (30%) of the then available Committed Amount, as the case may be.

3.7. Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request that the Letter of Credit Issuer at any time and from time to time prior to the Banking Day immediately preceding the Termination Date issue, for the account of the Borrower and in support of L/C Supportable Obligations, and subject to and upon the terms and conditions herein set forth, the Letter of Credit Issuer agrees to issue from time to time, irrevocable standby letters of credit denominated in Dollars (or in such other currency as the Borrower and the Letter of Credit Issuer may agree) and in such form as may be approved by the Letter of Credit Issuer (singly, a "Letter of Credit" and collectively, the "Letters of Credit"). Schedule F contains a description of all letters of credit issued for the account of the Borrower pursuant to the Existing Credit Agreement which will remain outstanding on the date hereof. Each such letter of credit, including any extension thereof (each an "Existing Letter of Credit"), shall constitute a "Letter of Credit", for all purposes of this Agreement and shall be deemed issued for the purposes of Sections 3.10 and 14.2 on the date hereof.

                     (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued, the Stated Amount of which, (x) when added to the Letter of Credit Outstandings at such time, would exceed the greater of Fifteen Million Dollars ($15,000,000) and fifteen percent (15%) of the Committed Amount at such time or (y) when added to the Letter of Credit Outstandings at such time plus the aggregate principal amount of all Advances made by Lenders then outstanding would exceed the Committed Amount at such time; and (ii) each Letter of Credit shall have an expiry date occurring not later than the earlier of (x) the date which occurs thirty (30) months after the date of issuance thereof and (y) the Banking Day immediately preceding the Termination Date; provided that the Borrower may request, and the Agent may consent, in its sole absolute discretion, to extend the expiry dates of certain Letters of Credit beyond the Termination Date. For purposes of determining compliance with limitations set forth in this Agreement, the Dollar Equivalent of the Stated Amount of any Letter Credit denominated in a currency other than Dollars shall be converted at the Agents Exchange Rate in effect at the time of determination.

3.8. Letter of Credit Requests; Request for Issuance of Letter of Credit. (a) Whenever the Borrower wishes that a Letter of Credit be issued, the Borrower shall give the Letter of Credit Issuer written notice (a "Letter of Credit Request"), substantially in the form of Exhibit 3 prior to 11:00 a.m., New York time, at least seven (7) Banking Days (or three (3) Banking Days if the issuance of the Letter of Credit has been approved in advance by the Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Banking Day), which Letter of Credit Request shall include any documents that the Letter of Credit Issuer may reasonably require in connection therewith. The Letter of Credit Request shall after three (3) Banking Days (or one (1) Banking Day if the issuance of the Letter of Credit has been approved in advance by the Letter of Credit Issuer) be irrevocable. The Letter of Credit Issuer shall promptly notify each Lender of each Letter of Credit Request.

                     (b) The Letter of Credit Issuer shall, on the date of each issuance of a Letter of Credit by it, give each Lender and the Borrower written notice of the issuance of such Letter of Credit.

3.9. Letter of Credit Payments Deemed Advances. (a) The Borrower hereby agrees that any payment or disbursement made by the Letter of Credit Issuer under any Letter of Credit shall be deemed an Advance under this Agreement and shall bear interest for each day from the date of such payment or disbursement at the Base Rate as in effect on each day until the date falling three (3) Banking Days after receipt by the Agent of an Interest Notice with respect to such Advance and shall thereafter bear interest at the Applicable Rate. The Letter of Credit Issuer shall give prompt notice to the Borrower and the Lenders of each payment or disbursement under a Letter of Credit.

                     (b)(i) The Letter of Credit Issuer shall not concern itself with the regularity or propriety of any demand made under any Letter of Credit beyond the face thereof, provided that such demand strictly complies with the terms of such Letter of Credit and (subject to the above proviso) it shall not be a defense to a claim of the Letter of Credit

                               Issuer that the Letter of Credit Issuer could have resisted the payment in respect of which such claim is made.

                     (ii) The Borrower's obligation to repay any Advance deemed made under this Section 3.9 (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Letter of Credit Issuer or any Lender, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit (other than the failure of the Letter of Credit Issuer to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit) or any non-application or misapplication by the beneficiary of the proceeds of such drawing; provided, however, that the Borrower shall not be obligated to reimburse the Letter of Credit Issuer for any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer.

3.10. Letter of Credit Participation. (a) Immediately upon the issuance by the Letter of Credit Issuer of any Letter of Credit, the Letter of Credit Issuer shall be deemed to have sold and transferred to each Lender, and each Lender (each a "Letter of Credit Participant") shall be deemed irrevocably and unconditionally to have purchased and received from the Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Commitment, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligation of the Borrower under this Agreement with respect thereto (although the Letter of Credit Fee shall be payable directly to the Agent for the account of the Letter of Credit Participants as provided in Section 14.2) and any security therefor or guaranty pertaining thereto.

                     (b) In determining whether to pay under any Letter of Credit, the Letter of Credit Issuer shall not have any obligation relative to the respective Letter of Credit Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Letter of Credit Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Letter of Credit Issuer any resulting liability to the respective Letter of Credit Participants.

                     (c) In the event that the Letter of Credit Issuer makes any payment under any Letter of Credit, upon receipt of notice thereof as provided in Section 3.9(a), each Letter of Credit Participant shall promptly and unconditionally pay to the Letter of Credit Issuer, the amount of such Letter of Credit Participant's Percentage of such payment in Dollars (or in the currency of issuance if issued in a currency other than Dollars) and in same day funds; provided, however, that no Letter of Credit Participant shall be obligated to pay to the Letter of Credit Issuer its percentage of such payment for any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer. If the Letter of Credit Issuer so notifies any Letter of Credit Participant required to fund a Drawing under a Letter of Credit prior to 11:00 a.m., New York time, on any Banking Day, such Letter of Credit Participant shall make available to the Letter of Credit Issuer such Letter of Credit Participant's Percentage of the amount of such payment on such Banking Day in same day funds. If and to the extent such Letter of Credit Participant shall not have so made its percentage of the amount of such drawing available to the Letter of Credit Issuer, such Letter of Credit Participant agrees to pay to the Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Letter of Credit Issuer at the overnight Federal Funds Effective Rate. The failure of any Letter of Credit Participant to make available to the Letter of Credit Issuer its percentage of any drawing under any Letter of Credit shall not relieve any other Letter of Credit Participant of its obligation hereunder to make available to the Letter of Credit Issuer its percentage of any payment under any Letter of Credit on the date required, as specified above, but no Letter of Credit Participant shall be responsible for the failure of any other Letter of Credit Participant to make available to the Letter of Credit Issuer such other Letter of Credit Participant's Percentage of any such payment.

                     (d) The obligation of the respective Letter of Credit Participants to make payments to the Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever (provided that no Letter of Credit Participant shall be required to make payments resulting from the Letter of Credit Issuer's gross negligence or willful misconduct) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                      (i) any lack of validity or enforceability of this Agreement.

                     (ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any person for whom any such transferee may be acting), the Agent, any Lender or other person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

                    (iii) any draft, certificate or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect; or

                     (iv)      the occurrence of any Event of Default.

4          CONDITIONS

4.1. Conditions Precedent to Drawdown of the Initial Advance under the Credit Facility. The obligation of the Lenders to make the initial Advance available to the Borrower under this Agreement shall be expressly subject to the following conditions precedent:

                     (a) the Agent shall have received the following documents in form and substance satisfactory to the Agent and its legal advisers:

                      (i) copies, certified as true and complete by an officer of the Borrower of the resolutions of its board of directors evidencing approval of this transaction and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact to execute this Agreement and the Note on its behalf;

                     (ii) copies, certified as true and complete by an officer of the Borrower or other applicable party, of all documents evidencing any other necessary actions (including actions by such parties thereto other than the Borrower as may be required by the Lenders), approvals or consents with respect to this Agreement and the Note and the transactions contemplated hereby and thereby;

                    (iii) copies, certified as true and complete by an officer of the Borrower of its certificate of incorporation and by-laws;

                     (iv) certificate of the Secretary or Assistant Secretary of the Borrower certifying as to (x) the incumbency of the signatories of the Borrower, (y) the present directors of the Borrower and (z) the authorized, issued and outstanding capital stock of each of the Vessel Owning/Operating Subsidiaries legally and beneficially owned by the Borrower; and

                      (v)      good standing certificate of the Borrower;

                      (b) the Borrower shall have duly executed and delivered:

                      (i)      this Agreement,

                     (ii)      the Note, and

                    (iii)      the fee letter referred to in Section 14.4;

                     (c) the Operating Accounts referred to in Section 8.1 shall have been duly established with the Agent;

                     (d) the Agent shall have received an itemized written valuation in form and substance satisfactory to the Agent, from an independent shipbroker selected by the Borrower and acceptable to the Agent as to the then current fair market value (charter free), in Dollars, of the Vessels and, such valuation shall be dated no earlier than sixty (60) days prior to the initial Drawdown Date;

                     (e) the Agent shall have received a certificate of the chief financial officer of the Borrower confirming the representations and warranties set forth in Section 2.1(l) and containing conclusions as to the solvency of the Borrower (on a consolidated basis);

                     (f) the Lenders and the Agent shall have received payment in full of all fees and expenses due to them on the date hereof including, without limitation, all fees and expenses due under Section 14;

                     (g) the Agent shall be satisfied that neither the Borrower nor any of the Subsidiaries is subject to any Environmental Claim which could give rise to a Material Adverse Change;

                     (h) the Agent shall have received true and complete copies of (i) the 10K report of the Borrower for the year ending December 31, 1997 filed with the United States Securities and Exchange Commission and (ii) all 10Q and 8K reports filed by the Borrower with the United States Securities and Exchange Commission since December 31, 1997;

                     (i) no Material Adverse Change having occurred since June 30, 1998;

                     (j) the Agent having received such evidence as it may require that the Borrower and each of the Subsidiaries have insured their respective properties and other assets with underwriters and agents acceptable to the Agent in the manner required under Section 2.1(k);

                     (k) all sums owing by the Borrower under or in connection with the Existing Credit Facility (excluding the Existing Letters of Credit), shall have been repaid in full and the Existing Credit Facility provided under such agreement shall have been terminated;

                     (l) certificates and other evidences of ownership, if any, representing all of the present issued and outstanding shares of, or other interests in, the Vessel Owning/Operating Subsidiaries owned, directly or indirectly, by the Borrower shall have been delivered to the Agent;

                     (m) the Agent shall have received a certificate of an officer of the Borrower certifying that the company chart attached as Schedule D to this Agreement lists all of the ownership interests of the Borrower and the Subsidiaries in any corporation, partnership or other entity; and

                     (n) the Agent shall have received opinions from Seward & Kissel, counsel to the Lenders and the Agent, and Alice Gran, Esq., general counsel for the Borrower, in such form as the Agent and counsel to the Lenders may agree, as well as such other legal opinions as the Agent shall have required as to all or any matters under the laws of the United States of America, the

State of New York and the State of Delaware covering the representations and conditions which are the subjects of Sections 2 and 4 or in such other form as the Agent may agree.

4.2. Further Conditions Precedent. The obligation of the Lenders to make any Advance (other than an Advance which occurs by reason of a drawing under any Letter of Credit) available to the Borrower shall be expressly and separately from the foregoing conditional upon, on the relevant Drawdown Date:

                     (a) the Agent having received a Drawdown Notice in accordance with the terms of Section 3.3;

                     (b) the representations stated in Section 2 (updated mutatis mutandis) being true and correct as if made on that date;

                     (c) no Event of Default having occurred and being continuing and no event having occurred and being continuing which, with the giving of notice or lapse of time, or both, would constitute an Event of Default; and

                     (d) the Agent being satisfied that no Event of Default will arise following the drawdown of the Advance in question by reason of the drawdown of the Advance and that no event or state of affairs exists which constitutes, in the reasonable opinion of the Agent, a material risk that it will be unlawful or impossible for the Borrower to make any payment or perform any material obligation as required under the terms of this Agreement and the Note.

4.3. Break Funding Costs. In the event that, on any date specified for the making of an Advance in any Drawdown Notice, the Lenders shall not be obliged under this Agreement to make such Advance available under this Agreement, the Borrower shall indemnify and hold the Lenders or any of them, fully harmless against any losses which they may sustain as a result of borrowing or agreeing to borrow funds to meet the drawdown requirement in respect thereof and the certificate of such Lender, absent manifest error, shall be conclusive and binding on the Borrower as to the extent of any such losses.

4.4. Satisfaction after Drawdown. Without prejudice to any of the other terms and conditions of this Agreement, in the event the Lenders, in their sole discretion, make an Advance prior to the satisfaction of all or any of the conditions referred to elsewhere in Sections 4.1 and 4.2, the Borrower hereby covenants and undertakes to satisfy or procure the satisfaction of such condition or conditions within fourteen (14) days after the relevant Drawdown Date (or such longer period as the Lenders, in their sole discretion, may agree).

5          REPAYMENT, PREPAYMENT AND REDUCTION.

5.1. Repayment. The Borrower shall repay all outstanding Advances (subject to reductions and prepayments as hereinafter set forth) on the Termination Date and shall also repay outstanding Advances, to the extent required to comply with (a) the scheduled reductions required pursuant to Section 5.2 below on each Reduction Date, (b) Section 3.6, (c) a reduction of the Credit Facility pursuant to Section 5.4 or (d) as may be otherwise provided in this Agreement. Each

Advance (together with interest accrued thereon and any costs or other sums associated therewith payable by the Borrower hereunder) shall be repaid in the currency in which such Advance was drawn down or, in the case of such costs or sums, the currency in which such cost or sum was incurred or booked by the Agent and the Lenders.

5.2. Scheduled Reductions of the Committed Amount. Subject to the provisions of
Section 5.4, (a) on each Reduction Date (other than that corresponding to the Termination Date) the Committed Amount shall be reduced by Four Million Five Hundred Forty-Five Thousand Dollars ($4,545,000) (or such lesser amount as may be required pursuant to the last sentence of this Section 5.2) and (b) on the Termination Date, the Committed Amount shall be reduced to zero. Upon the effectiveness of each reduction of the Committed Amount whether pursuant to Sections 5.4 or 12.1 or otherwise pursuant to this Agreement, the amount of each scheduled reduction of the Committed Amount required pursuant to this Section
5.2 for each Reduction Date falling thereafter shall be adjusted pro rata to reflect such reduction of the Committed Amount.

5.3. Prepayment. The Borrower may prepay, upon five (5) days' written notice, any outstanding Advance or any portion thereof, without penalty, provided that such prepayment is made on the last day of the Interest Period covering such Advance. Each prepayment shall be (a) in a minimum amount of: (x) if made in Dollars, One Million Dollars ($1,000,000) or (y) if made in a Foreign Currency, the then Dollar Equivalent (rounded upward to the nearest multiple of one hundred (100) units of account of the relevant currency) of One Million Dollars ($1,000,000), (b) in an amount equal to an integral multiple of such minimum amount or (c) in the full amount of the Advance. On the date of prepayment all accrued interest to the date of such prepayment shall be paid in full with respect to Advances or portion thereof being prepaid, together with any and all actual costs or expenses incurred by the Agent or any Lender in connection with any breaking of funding or with the unwinding of any such interest rate swap or other hedging arrangements entered into by the Lenders (in each case, as certified by the relevant Lenders, which certification, absent any manifest error, shall be conclusive and binding on the Borrower).

5.4. Permanent Reduction of the Committed Amount of the Credit Facility. (i) The Borrower shall have the right, at any time and from time to time, to request, without penalty, a permanent partial or whole reduction of the Committed Amount, provided that (a) the Agent receives three (3) Banking Days' prior written notice of such request and (b) if the then outstanding Credit Facility Balance exceeds the Committed Amount as so reduced, such requested reduction occurs on the last day of the applicable Interest Period(s) for Advances (or portions thereof) outstanding under this Agreement at least equal to the excess of the Credit Facility Balance over the reduced Committed Amount. Each such partial permanent reduction shall be equal to or shall exceed One Million Dollars ($1,000,000) and shall be an integral multiple of One Million Dollars ($1,000,000).

5.5. Reduction of Commitment. Simultaneously with each reduction of the Committed Amount (whether pursuant to Sections 5.2, 5.4 or otherwise), each

Lender's Commitment in respect of the Credit Facility shall be reduced pro rata in proportion to their respective interests in the Credit Facility.

6          INTEREST AND RATE

6.1. Applicable Rate. Except as otherwise provided in Section 3.9, each Advance shall bear interest at a rate per annum (the "Applicable Rate") equal to the aggregate of (a) LIBOR for the applicable Interest Period, plus (b) the then applicable margin (the "Margin") determined in accordance with Section 6.2. Upon the occurrence of an Event of Default or an event or condition which, with the giving of notice or passage of time or both, would constitute an Event of Default, the Credit Facility Balance or any other amount payable hereunder or under the Note shall bear interest thereafter at a rate (the "Default Rate") of two hundred basis points (200 bp) over the Applicable Rate then in effect.

6.2. The Margin. The Margin, as determined from time to time by the Agent as provided herein, shall be equal to the lower of the margins corresponding to (a) the percentage that the Borrower's consolidated Funded Debt (excluding any Funded Debt subordinated to the indebtedness of the Borrower under the Credit Facility and in respect of which no payments of principal are scheduled to be paid on or before the Termination Date) bears to the consolidated EBITDA for the Borrower and (b) the Borrower's credit rating as determined by S & P and Moody's, as follows:

-------------------------------- --------------------------------------------- --------------------------------------------
       Applicable Margin                      Funded Debt/EBITDA                              Credit Rating
-------------------------------- --------------------------------------------- --------------------------------------------
             45 bp                        less than or equal to 75%                             BBB+/Baa1
-------------------------------- --------------------------------------------- --------------------------------------------
             55 bp                          greater than 75%, but                               BBB/Baa2
                                          less than or equal to 150%
-------------------------------- --------------------------------------------- --------------------------------------------
             65 bp                          greater than 150%, but                              BBB-/Baa3
                                          less than or equal to 225%
-------------------------------- --------------------------------------------- --------------------------------------------
             85 bp                          greater than 225%, but                               BB+/Ba1
                                          less than or equal to 300%
-------------------------------- --------------------------------------------- --------------------------------------------
             110 bp                           greater than 300%                                  BB/Ba2
-------------------------------- --------------------------------------------- --------------------------------------------


For purposes of determining the Applicable Margin, if the respective credit ratings of the Borrower by Moody's and S&P for any period correspond to two different margins, the Applicable Margin shall be the lowest of the margins corresponding to (x) the aforesaid ratio of Funded Debt to EBITDA,(y) the Borrower's credit rating as determined by S&P and (z) the Borrower's credit rating as determined by Moody's. The applicable Margin shall be determined by the Agent quarterly (based upon the latest 10Q or 10K report and Compliance Certificate delivered by the Borrower to the Agent from time to time pursuant to this Agreement). The newly determined Margin shall be effective on the last day of the month following the month during which such report and certificate were delivered to the Agent.

6.3. LIBOR; Interest Periods. With respect to each Advance, the Borrower may select Interest Periods of one (1), three (3) or six (6) months (or such longer period as the Lenders may, in their sole discretion, agree), provided, however, that at all times the Borrower must select an Interest Period for a portion of the outstanding Advances so that sufficient deposits shall mature on each Reduction Date to cover the principal amount of the Advances required to be repaid on such Reduction Date, and provided further, that in no event may the Borrower select an Interest Period of one (1) month more than six (6) times in any calendar year. The Borrower shall give an Interest Notice to the Agent (which shall promptly forward same to the Lenders) at least three (3) Banking Days prior to the end of any then existing Interest Period, which Interest Notice shall set forth the Interest Period selected. If at the end of any then existing Interest Period, the Borrower fails to give an Interest Notice as provided herein, the following Interest Period shall have a duration of three
(3) months. LIBOR and the Applicable Rate shall be determined by the Agent two
(2) Banking Days prior to the first day of the relevant Interest Period and shall be promptly notified in writing to the Borrower. The Borrower's right to select an Interest Period shall be further subject to the restriction that no selection of an Interest Period shall be effective unless the Lenders are satisfied that the necessary funds will be available to the Lenders for such period and the Agent is satisfied that no Event of Default or event which with notice or the passage of time, or both, would constitute an Event of Default shall have occurred. No Interest Period may extend beyond the Termination Date.

6.4. Interest Payments. Interest on each Advance or portion thereof, shall be payable quarterly in arrears and on the last day of each Interest Period.

6.5. Interest Due Only on Banking Day. If interest would, under Section 6.4, be payable on a day which is not a Banking Day, it shall then be payable on the next following Banking Day, unless such next following Banking Day falls in the following month in which case it shall be payable on the Banking Day immediately preceding the day on which such interest would otherwise be payable.

6.6. Calculation of Interest. All interest shall accrue from day to day and be calculated on the actual number of days elapsed and on the basis of a three hundred sixty (360) day year.

7          PAYMENTS

7.1. Place of Payments, No Set Off. All payments to be made hereunder by the Borrower shall be made on the due dates of such payments to the Agent at its office located at 200 Park Avenue, New York, New York or to such other branch of the Agent as the Agent may direct, without set-off or counterclaim and free from, clear of and without deduction for, any Taxes, provided, however, that if the Borrower shall at any time be compelled by law to withhold or deduct any Taxes from any amounts payable to the Lenders or the Agent hereunder, then, subject to Section 7.2, the Borrower shall pay such additional amounts in Dollars as may be necessary in order that the net amounts received after withholding or deduction shall equal the amounts which would have been received if such withholding or deduction were not required and, in the event any withholding or deduction is made, whether for Taxes or otherwise, the Borrower shall promptly send to the Agent such documentary evidence with respect to such withholding or deduction as may be required from time to time by the Agent, the Lenders or any thereof.

7.2. Proof of no Withholding. Any Lender and any transferee, assignee or participation holder (a "Transferee") that is not incorporated under the laws of the United States of America or a State thereof agrees that, on the initial Drawdown Date and prior to the first date on which any payment is due to such Lender hereunder, such Lender will deliver to the Borrower (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying in each case that such Lender or Transferee is entitled to receive payments under this Agreement and the Note without deduction or withholding of any United States Federal income taxes and (ii) a United States Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Lender or Transferee which delivers to the Borrower a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the preceding sentence further undertakes to deliver to the Borrower two (2) further copies of said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and such extensions or renewals thereof as may reasonably be requested by the Borrower certifying in the case of a Form 1001 or 4224 that such Lender or such Transferee is entitled to receive payments under this Agreement and the Note without deduction or withholding of any United States Federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender or such Transferee from duly completing and delivering any such letter or form with respect to it, and such Lender or such Transferee advises the Borrower that it is not capable of (i) receiving payments without any deduction or withholding of United States Federal income tax, and (ii) in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

7.3. Federal Income Tax Credits. In connection with the foregoing, each Lender may consult with its legal advisers, all fees and expenses of which shall be for the account of the Borrower. If a Lender obtains the benefit of a credit against its liability for federal income taxes imposed by the United States of America for all or part of the Taxes as to which the Borrower has paid additional amounts as aforesaid then such Lender shall reimburse the Borrower for the amount of the credit so obtained.

8          ACCOUNTS

8.1. The Operating Accounts. Except as otherwise agreed by the Agent, the Borrower and the Vessel Owning/Operating Subsidiaries shall maintain with the Agent at the office of the Agent located at 200 Park Avenue, New York, New York or at other branches of the Agent the principal operating accounts of the Borrower and the Vessel Owning/Operating Subsidiaries if the Agent has full commercial banking capability as of the date of this Agreement in the geographic areas in which the Borrower or any of the Vessel Owning/Operating Subsidiaries operate. The Lenders expressly acknowledge that such operating accounts are not pledged or otherwise hypothecated to the Lenders in connection with the Credit Facility. The Lenders further acknowledge that any moneys deposited in such accounts may be utilized for any business purpose whatsoever consistent with the terms of this Agreement. Amounts accumulated in each Operating Account shall bear interest for the account of the party maintaining such account in accordance with the Agent's normal practice.

9          EVENTS OF DEFAULT

9.1. In the event that any of the following events shall occur and be continuing:

                     (a) Principal Payments. any payment of principal due on the Termination Date or any Reduction Date or otherwise due hereunder or under the
Note is not paid on the due date; or

                     (b) Interest and other Payments. any interest on any of the Advances or any other amount becoming payable to the Agent or the Lenders under this Agreement or under the Note is not paid on the due date or date of demand (as the case may be), and such default continues unremedied for a period of five
(5) Banking Days; or

                     (c) Representations, etc. any representation, warranty or other statement made by the Borrower in this Agreement or in any other instrument, document or other agreement delivered in connection herewith or therewith proves to have been untrue or misleading in any material respect as at the date as of which made; or

                     (d) Impossibility, Illegality. it becomes impossible or unlawful for the Borrower to fulfill any of the covenants and obligations contained herein or in the Note or for the Agent or the Lenders to exercise any of the rights vested in them hereunder or under the Note and such impossibility or illegality in the reasonable opinion of the Majority Lenders will give rise to a Material Adverse Change; or

                     (e) Citizenship. the Borrower or any of the Subsidiaries owning Vessels registered under the laws and flag of the United States of America defaults in the performance of Section 10.1.A(vi) and, provided such default does not render any such Vessel liable to forfeiture, such default is not cured within thirty (30) days of its occurrence; or

                     (f) Financial Covenants. the Borrower defaults in the performance of Sections 10.1.A (xv), (xvi), (xvii), (xviii), (xix) or (xx) and such default is not cured within thirty (30) days; or

                     (g) Other Covenants. the Borrower defaults in the performance of any other term, covenant or agreement contained in this Agreement, in the Note or in any other instrument, document or other agreement delivered in connection herewith or therewith, or there occurs any other event which constitutes a default under this Agreement or under the Note, in each case other than an Event of Default referred to elsewhere in this Section 9.1, and such default in the reasonable opinion of the Majority Lenders will give rise to a Material Adverse Change and such default continues unremedied for a period of thirty (30) days following notice thereof by the Agent; or

                     (h) Debt. the Borrower or any of the Subsidiaries shall default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of (i) any Funded Debt or (ii) indebtedness to trade creditors exceeding, in the aggregate, One Million Dollars ($1,000,000) and in connection with such default or in connection with any non-payment default in respect of such Funded Debt, any party becomes entitled to enforce the security for any such Funded Debt or other indebtedness and such party shall take steps to enforce the same, unless such default or enforcement is being contested in good faith and by appropriate proceedings or other acts and the Borrower and/or such Subsidiary or Subsidiaries, as the case may be, shall set aside on its books adequate reserves with respect thereto; or

                     (i) Bankruptcy. the Borrower or any of the Subsidiaries commences any proceedings relating to any substantial portion of its property under any reorganization, arrangement or readjustment of debt, dissolution, winding up, adjustment, composition, bankruptcy or liquidation law or statute of any jurisdiction, whether now or hereafter in effect ("Proceeding"), or there is commenced against any thereof any Proceeding and such Proceeding remains undismissed or unstayed for a period of thirty (30) days; or any receiver, trustee, liquidator or sequestrator of, or for, any thereof or any substantial portion of the property of any thereof is appointed and is not discharged within a period of thirty (30) days; or any thereof by any act indicates consent to or approval of or acquiescence in any Proceeding or to the appointment of any receiver, trustee, liquidator or sequestrator of, or for, itself or any substantial portion of its property; or

                     (j) Judgments. any judgment or order is made the effect whereof would be to render ineffective or invalid this Agreement, the Note or either thereof; or

                     (k) Inability to Pay Debts. the Borrower or any of the Subsidiaries is unable to pay or admits its inability to pay its debts as they fall due or if a moratorium shall be declared in respect of any Funded Debt of the Borrower or any of the Subsidiaries; or

                     (l) Vessels Value/Commitment. the aggregate value of the Vessels (as determined from time to time in accordance with Section 10.2) (it being understood that for purposes of this Section 9.1(l), the value of a Vessel owned by a Vessel Owning/Operating Subsidiary in which the Borrower has less than a one hundred percent (100%) direct and/or indirect ownership interest shall be prorated for such ownership interest), shall be less than two hundred percent (200%) of the Committed Amount; or

                     (m) Change of Control of the Borrower. the Borrower shall have suffered a Change of Control,

then the Lenders' obligation to make the Credit Facility available shall cease and the Agent, on behalf of the Lenders, may (with the consent of the Majority Lenders) and shall (upon the Majority Lenders' instruction) by notice to the Borrower, (i) declare the entire balance of the then outstanding Advances, accrued interest and any other sums payable by the Borrower hereunder and under the Note due and payable whereupon the same shall forthwith be due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived (provided that upon the happening of an event specified in subsections (i) or (k) of this Section 9.1, the Note shall be immediately due and payable without declaration or other notice to the Borrower), (ii) terminate any Letter of Credit which may be terminated in accordance with its terms and
(iii) direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of an Event of Default specified in subsection (i) or (k) of this Section 9.1, it will pay) to the Agent at the office set forth in Section 7.1 such additional amounts, to be held as security in respect of Letters of Credit then outstanding (if any), equal to the aggregate of the then Letter of Credit Outstandings, such amounts to be repaid to the Borrower to the extent not utilized to cover Letter of Credit drawings. In such event, the Agent and the Lenders may proceed to protect and enforce their rights by action at law, suit in equity or in admiralty or other appropriate proceeding, whether for specific performance of any covenant contained in this Agreement or in the Note or in aid of the exercise of any power granted herein or therein, or the Agent and the Lenders may proceed to enforce the payment of the Note when due or to enforce any other legal or equitable right of the Lenders, or proceed to take any action authorized or permitted by applicable laws for the collection of all sums due, or so declared due, on the Note, including, without limitation, the right to appropriate and hold or apply (directly, by way of set-off or otherwise) to the payment of the obligations of the Borrower hereunder and/or under the Note (whether or not then due) all moneys and other amounts of the Borrower , then or thereafter in possession of the Lenders, the balance of any deposit account (demand or time, matured or unmatured) of the Borrower then or thereafter with the Lenders and every other claim of the Borrower then or thereafter against the Lenders.

9.2. Indemnification. The Borrower agrees to, and shall, indemnify and hold the Agent and the Lenders harmless against any loss or reasonable costs or expenses (including legal fees and expenses) which the Agent or any Lender sustains or incurs as a consequence of any default in payment of the principal amount of any Advance or interest accrued thereon or any other amount payable hereunder or under the Note including, but not limited to, all actual losses incurred in liquidating or re-employing fixed deposits made by third parties or funds acquired to effect or maintain the Credit Facility or any part thereof and any costs incurred by the Agent or any Lender in connection with the unwinding of any interest rate swap or other hedging arrangements. The Borrower also agrees to reimburse and indemnify the Letter of Credit Issuer for and against any and all losses, costs or expenses of whatever nature which may be incurred by the Letter of Credit Issuer in performing its respective duties in any way relating to or arising out of its issuance of Letters of Credit; provided that the Borrower shall not be liable for the portion of such losses, costs or expenses resulting from the Letter of Credit Issuer's gross negligence or willful misconduct. To the extent the Letter of Credit Issuer is not so indemnified by the Borrower, the Letter of Credit Participants will reimburse and indemnify the Letter of Credit Issuer in proportion to its Letter of Credit Participant Percentage. The Agent or any such Lender's certification of such loss, costs and expenses absent any manifest error, shall be conclusive and binding on the Borrower.

9.3. Application of Moneys. All moneys received by the Agent or any Lender under or pursuant to this Agreement or the Note after the happening of any Event of Default shall be applied by the Agent in the following manner:

                  (i) first, in or towards the payment or reimbursement of any expenses or liabilities incurred by the Agent and the Lenders in connection with the ascertainment, protection or enforcement of the Agent's and the Lenders' rights and remedies hereunder and under the Note,

                  (ii) secondly, in or towards payment of any interest owing in respect of the Advances,

                  (iii)    thirdly, in or towards repayment of the Advances,

                  (iv) fourthly, as security in respect of Letters of Credit then outstanding, in the aggregate amount of the then Letter of Credit Outstandings,

                  (v) fifthly, in or towards payment of all other sums which may be owing to the Agent and the Lenders under this Agreement or under the Note, and

                  (vi) sixthly, the surplus (if any), as well as any moneys held as security for Letters of Credit to the extent not utilized to cover Letters of Credit, shall be paid to the Borrower or to whomsoever else may be entitled thereto.

10         COVENANTS

10.1. The Borrower hereby covenants and undertakes with the Agent and the Lenders that, from the date hereof and so long as any principal, interest or other moneys are owing in respect of the Credit Facility or otherwise owing under this Agreement or under the Note:

           A.        The Borrower will:

                  (i) Performance of Agreements. duly perform and observe the terms of this Agreement and the Note;

                  (ii) Compliance with Covenants. comply with each of its covenants set forth in this Agreement;

                  (iii) Notice of Default. promptly inform the Agent of the occurrence of (a) any Event of Default or of any event which with the giving of notice or lapse of time, or both, would constitute an Event of Default,
                           (b) any litigation or governmental proceeding pending or overtly threatened against it or against any of the Subsidiaries which could reasonably be expected to give rise to a Material Adverse Change and (c) any other event or condition of which it becomes aware which is reasonably likely to give rise to a Material Adverse Change;

                  (iv) Obtain Consents. without prejudice to Section 2.1 and this Section 10.1, obtain every consent and do all other acts and things which may from time to time be necessary or advisable for the continued due performance of all its obligations under this Agreement and under the Note;

                  (v)      Financial Statements. deliver to the Agent:

                                          (a) as soon as available but not later
                               than ninety (90) days after the end of each fiscal year of the Borrower, a complete copy of the 10K report (or equivalent) of the Borrower filed with the United States Securities and Exchange Commission (including audited annual financial statements of the Borrower, together with a report thereon by an Acceptable Accounting
                               Firm), which shall be prepared by the Borrower and certified by the chief financial officer of the Borrower, together with a Compliance Certificate from such chief financial officer;

                                          (b) as soon as available but not later
                               than sixty (60) days after the end of each quarter of each fiscal year of the Borrower, a copy of the 10Q report (or equivalent) of the Borrower filed with the United States Securities and Exchange Commission which shall be prepared by the Borrower and certified by the chief financial officer of the Borrower, together, in each instance, with a Compliance Certificate from such chief financial officer;

                                          (c) within ten (10) days of filing,
                               notice of the filing of all 8K reports (or equivalent) filed by the Borrower with the United States Securities and Exchange Commission (or any similar governmental authority) and deliver to the Agent, promptly on its request therefor, copies of such filings;

                                          (d) promptly upon the mailing thereof
                               to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

                                          (e) within ten (10) days of filing,
                               notice of the filing of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) which the Borrower shall have filed with the United States Securities and Exchange Commission (or similar governmental authority) and deliver to the Agent, promptly on its request therefor, copies of such filings; and

                                          (f) such other statement or
                               statements, lists of property and accounts, budgets, forecasts, reports and financial information (including a listing of all outstanding indebtedness of the Borrower and the Subsidiaries for borrowed monies) with respect to the business, operations and management of the Borrower and the Subsidiaries and the employment of the assets owned or operated directly or indirectly by the Borrower or any of the Subsidiaries as the Agent may from time to time reasonably request in writing and any material reports received by any thereof from their independent certified accountants;

                  (vi) Qualification to Own U.S. Flag Vessels. throughout the Credit Period, if the Borrower or a Subsidiary owns a United States flag vessel (a) the Borrower shall remain eligible, and shall cause such Subsidiary to continue to be eligible, to document such United States flag vessel within the meaning of 46 App. U.S.C. ss.12102(a) and (b) if such United States flag vessel is operated in the coastwise trade, remain qualified, and cause such Subsidiary to continue to be qualified, to own and operate vessels in the coastwise trade, within the meaning of Section 2 of the Shipping Act, 1916, as amended;

                  (vii) Corporate Existence. do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, as well as the corporate existence of its Subsidiaries, and all licenses, franchises, permits and assets necessary to the conduct of its business and the business of its Subsidiaries;

                  (viii) Books, Records, etc. keep, and cause each of the Subsidiaries to keep, proper books of record and account into which full and correct entries shall be made, in accordance with GAAP throughout the Credit Period;

                  (ix) Inspection. allow any representative or representatives designated by the Agent, subject to applicable laws and regulations, to visit and inspect any of its or any of the Subsidiaries' properties, and, on request, to examine its or any of the Subsidiaries' books of account, records, reports and other papers (and to make copies thereof and to take extracts therefrom) and to discuss the affairs, finances and accounts of any thereof with its officers and executive employees all at such reasonable times and as often as the Agent reasonably requests;

                  (x) Taxes. pay and discharge, and cause each of the Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or property prior to the date upon which penalties attach thereof; provided, however, that neither it nor any such Subsidiary shall be required to pay and discharge any such tax, assessment, charge or levy which are being contested in good faith and by appropriate proceedings or other acts and so long as it or such Subsidiary shall set aside on its books adequate reserves with respect thereto;

                  (xi) Compliance with Statutes, etc. do, or cause to be done, all things necessary to comply with all material laws, and the rules and regulations thereunder, applicable to itself or to any of the Subsidiaries including, without limitation, those laws, rules and regulations relating to employee benefit plans and environmental matters;

                  (xii) Environmental Matters. promptly upon the occurrence of any of the following conditions, provide to the Agent a certificate of a chief executive officer thereof, specifying in detail the nature of such condition and its proposed response or the response of its Environmental Affiliate: (a) its receipt or the receipt by any Subsidiary or any of their Environmental Affiliates of any communication whatsoever that alleges that such person is not in compliance with any applicable environmental law or environmental approval, if such noncompliance could reasonably be expected to give rise to a Material Adverse Change, (b) knowledge by it, any Subsidiary or any of their Environmental Affiliates that there exists any Environmental Claim pending or threatened against any such person, which could reasonably be expected to give rise to a Material Adverse Change, or (c) any release, emission, discharge or disposal of any material that could form the basis of any Environmental Claim against it, any Subsidiary or any of their Environmental Affiliates if such Environmental Claim could reasonably be expected to give rise to a Material Adverse Change. Upon the written request by the Agent, it will submit to the Agent at reasonable intervals, a report providing an update of the status of any issue or claim identified in any notice or certificate required pursuant to this subsection;

                  (xiii) Evidence of Insurance. shall, and shall procure that each of the Subsidiaries shall, maintain the insurances on its properties as provided under
                           Section 2.1(g)(iii) and 2.1(k), with underwriters, brokers and protection and indemnity clubs acceptable to the Agent, and the Borrower shall provide the Agent, annually, with copies of insurance policies and cover notes (together with such other documentation as the Agent may reasonably require) evidencing the same;

                  (xiv) Maintenance of Assets. maintain and keep, and cause the Subsidiaries to maintain and keep, all properties used or useful in the conduct of their business in good condition, repair and working order and supplied with all necessary equipment and will make, or cause to be made, all necessary repairs, renewals and replacements thereof so that the business carried on in connection therewith and every portion thereof may be properly and advantageously conducted at all times;

                  (xv) Funded Debt/Total Capitalization. procure that, on a consolidated basis, the Funded Debt of the Borrower shall not exceed fifty percent (50%) of its Total Capitalization;

                  (xvi) Senior Debt/Total Capitalization. procure that, on a consolidated basis, the Senior Debt of the Borrower shall not exceed thirty-five percent (35%) of its Total Capitalization;

                  (xvii) Permitted Secured Senior Debt. procure that, on a consolidated basis, not more than the greater of (a) One Hundred Five Million Dollars ($105,000,000) of the Senior Debt of the Borrower and (b) seventeen and one-half percent (17 1/2%) of its Total Capitalization may be secured indebtedness (as used herein, such secured Senior Debt shall include, without limitation, all capitalized leases);

                  (xviii) Cash, Cash Equivalents. at all times maintain, on a consolidated basis, readily available cash or Cash Equivalents in an aggregate amount at least equal to the greater of (a) Thirty Million Dollars ($30,000,000) and (b) an amount equal to twelve and one-half percent (12 1/2%) of the Funded Debt, on a consolidated basis, of the Borrower;

                  (xix) Interest Coverage Ratio. maintain, on a consolidated basis, an Interest Coverage Ratio of 3.0 to 1.0, measured quarterly;

                  (xx) Consolidated Net Worth. at all times maintain a Consolidated Net Worth equal to (a), during calendar year 1998, Three Hundred and Nine Million Six Hundred Thousand Dollars ($309,600,000) and (b), during each calendar year thereafter, the aggregate of (x) Three Hundred Nine Million Six Hundred Thousand Dollars ($309,600,000) and (y) an amount equal to fifty percent (50%) of the Borrower's consolidated annual net income, if any, for the preceding calendar year or each of the preceding calendar years, as the case may be, commencing with calendar year 1998, as reported from time to time, in the Borrower's published financial reports;

                  (xxi) ERISA Matters. forthwith upon learning of the occurrence of any material liability of the Borrower, any of the Subsidiaries or any ERISA Affiliate pursuant to ERISA in connection with the termination of any Plan or withdrawal or partial withdrawal from any multiemployer plan (as defined in ERISA) or of a failure to certify the minimum funding standard of
                           Section 412 of the Code or Part 3 of Title I of ERISA by any Plan for which the Borrower, any of the Subsidiaries or any ERISA Affiliate is plan administrator (as defined in ERISA), furnish or cause to be furnished to the Lender written notice thereof; and

                     (xxii) Delivery of Share Certificates. deliver to the Agent, promptly upon the Agent's request and, in any event, annually, simultaneous with the delivery of the Compliance Certificate delivered report under Section 10.1A.(v)(a), all share certificates or other evidences of ownership, if any, issued to the Borrower or to any Subsidiary evidencing an ownership interest in any Vessel Owning/Operating Subsidiary.

                  B. The Borrower will not, without the prior written consent of the Lenders:

                     (i) Liens. create, assume or permit to exist, or permit any of the Vessel Owning/Operating Subsidiaries to create, assume or permit to exist, any lien, charge or encumbrance whatsoever upon any of the properties or other assets of any thereof, except:

                                          (a) liens for taxes not yet payable
                               for which adequate reserves have been maintained;

                                          (b) pledges or deposits to secure
                               obligations under workmen's compensation laws or similar legislation, deposits to secure public or statutory obligations, warehousemen's or other like liens, or deposits to obtain the release of such liens and deposits to secure surety, appeal or customs bonds on which it or any of the Vessel Owning/Operating Subsidiaries is the principal, as to all of the foregoing, only to the extent arising and continuing in the ordinary course of business;

                                          (c) liens, charges and other
                               encumbrances over such property or other assets (other than Vessels) of the Borrower or any of the Vessel Owning/Operating Subsidiaries, unless otherwise prohibited by Section 10.1B(viii);

                                          (d) with respect to Vessels, liens for
                               crew's wages remaining unpaid in accordance with reasonable commercial practices or for collision or salvage, liens in favor of suppliers of necessaries or other similar liens arising in the ordinary course of the vessel-owning company's business so long as the suppliers thereof have not evidenced an intention to enforce any such lien or liens for loss, damage or expense, which are fully covered by insurance or, in respect of which, a bond or other security has been posted by the company owning such Vessel with the appropriate court or other tribunal to prevent the arrest or secure the release of any vessel from arrest on account of such claim or lien; and

                                          (e)  liens securing Senior Debt as set
                              forth on Schedule C and as otherwise permitted by
                               the terms of this Agreement;

                  (ii) Sale of Assets. (a) Cease, or threaten to cease, its operations or (b) viewed on a consolidated basis with its Subsidiaries, sell or otherwise dispose of, or threaten to sell or otherwise dispose of, all or substantially all of the assets thereof, or all or substantially all of such assets are seized or otherwise appropriated except for requisition for hire;

                  (iii) Dividends. declare or make any distributions to its shareholders, by dividend or otherwise, or otherwise dispose of any assets to its shareholders in cash or in any other manner unless the Borrower and the Subsidiaries are in full compliance with the covenants contained in this Agreement and no Event of Default has occurred and is continuing or will occur after giving effect to any declaration or distributions to shareholders;

                  (iv) Changes in Business. change or permit any of the Subsidiaries to change, the nature of its business or commence any other business not reasonably related to the maritime services, environmental services, energy services or related businesses;

                  (v) Consolidation, Merger. consolidate with, or merge into, any corporation (it being understood that the Borrower can merge with any corporation so long as the Borrower is the surviving entity, any Subsidiary can merge or consolidate with any other Subsidiary and any Subsidiary can merge into the Borrower);

                  (vi) Use of Proceeds. use the proceeds of the Credit Facility in violation of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time;

                  (vii) Redemption/Repurchase of Securities. redeem or repurchase any of its outstanding convertible subordinated bonds or outstanding shares, unless after giving effect to any such redemption or repurchase it is in compliance with its covenants hereunder and no Event of Default shall have occurred and be continuing and notification of any such redemption or repurchase shall be included in the next quarterly Compliance Certificate delivered to the Agent; and

                  (viii) Negative Pledge. sell, encumber or otherwise transfer, or permit any Vessel Owning/Operating Subsidiary to sell, encumber or otherwise transfer, any of its Vessels or any of the right, title or interest of any thereof therein, assign, pledge or otherwise encumber any earnings of, insurances covering or requisition compensation in respect of, any of its Vessels or sell, assign, pledge or otherwise transfer or encumber any of the shares of stock of any of the Vessel Owning/Operating Subsidiaries directly or indirectly legally or beneficially owned by the Borrower unless (x) notice of such sale, assignment, pledge, transfer or other encumbrance shall be included with and a part of the next following Compliance Certificate delivered by the Borrower to the Agent pursuant to Section 10.1A.(v) and (y) after giving effect to any such sale, assignment, pledge, transfer or other encumbrance, the Borrower is in compliance with its covenants and no Event of Default shall have occurred and be continuing.

10.2. Vessel Valuations. Upon the reasonable request of the Agent, the Borrower shall obtain, at the Borrower's cost, valuations of the Vessels owned by Vessel Owning/Operating Subsidiaries, charter free, in Dollars from an independent shipbroker satisfactory to the Agent (it being understood that the initial valuation for any Vessel acquired in an arm's length transaction with a third party shall be the purchase price of such Vessel). In the event the Borrower shall fail or refuse to obtain the valuations requested pursuant to this Section
10.2 within ten (10) days of the Agent's request therefor, the Agent shall be authorized to obtain such valuations, at the Borrower's cost, from an independent shipbroker selected by the Agent, which valuations shall be deemed the equivalent of valuations duly obtained by the Borrower pursuant to this
Section 10.2, but the Agent's actions in doing so shall not excuse any default of the Borrower under this Section 10.2.

10.3. Inspection and Survey Reports. Upon the reasonable request of the Agent, the Borrower shall provide the Agent with copies of all internally generated inspection or survey reports on the Vessels and shall, if the Agent so reasonably requests, cause the Vessels to be surveyed on an annual basis by a surveyor appointed by the Agent. All costs arising in connection with any such survey or surveys (including, but not limited to, the fees of the relevant surveyor or firm of surveyors appointed by the Agent to make such survey or surveys) shall be borne by the Borrower.


11         ASSIGNMENT AND PARTICIPATIONS

                     This Agreement shall be binding upon, and inure to the benefit of, the Borrower, the Agent, the Lenders and their respective successors and assigns, except that the Borrower may not assign any of its rights or obligations hereunder without the prior written consent of the Lenders. In giving any consent as aforesaid to any assignment by the Borrower, the Lenders shall be entitled to impose such conditions as they shall deem advisable. Any Lender shall be entitled to assign the whole or any part of its rights or obligations under this Agreement or grant participation(s) in the Credit Facility to any subsidiary or holding company of such Lender, to any subsidiary company of any thereof or, with the consent of the Borrower and the Agent (in each case not to be unreasonably withheld) to any other bank or financial institution whatsoever and such Lender shall forthwith give notice of any such assignment or participation to the Agent and the Borrower, provided, however, that (a) except as provided by Section 16, in such event Den norske Bank ASA shall remain the agent, (b) any such assignment or participation shall be in a minimum amount of Ten Million Dollars ($10,000,000), (c) any such assignment to a Lender is to be made pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit 5 hereto, (d) Den norske Bank ASA's Commitment shall be not less than twenty-five percent (25%) of the Committed

Amount and (e) except as provided in Sections 14.2 and for such reasonable legal fees and expenses incurred in connection with the documentation of such an assignment (but not participation), no such assignment or participation will result in any additional costs to, or additional material requirements on, the Borrower. The Borrower will take all reasonable actions requested by the Lenders to effect such assignment, including, without limitation, the execution of a written consent to such Assignment and Assumption Agreement.

12         ILLEGALITY, INCREASED COST, NON-AVAILABILITY, ETC.

12.1. Illegality. In the event that by reason of any change in any applicable law, regulation or regulatory requirement or in the interpretation thereof a Lender has a reasonable basis to conclude that it has become unlawful for such Lender to maintain or give effect to its obligations as contemplated by this Agreement, the Lender shall inform the Borrower and the Agent to that effect, whereafter the liability of such Lender to make its Commitment available shall forthwith cease and the Borrower shall be required either to prepay to such Lender any portion of the then outstanding Advances owing to such Lender immediately or, if such Lender so agrees, to prepay such portion of the outstanding Advances to such Lender on the last day of the then current Interest Period or Periods, in accordance with and subject to the provisions of Section
12.5 and to pay to the Agent sufficient amounts of cash to fund any possible drawings under Letters of Credit then in existence, such amounts to be repaid to the Borrower to the extent not utilized to cover Letter of Credit drawings. In any such event, but without prejudice to the aforesaid obligations of the Borrower to prepay the outstanding Advances or part thereof and fund any possible drawings under Letters of Credit then in existence, the Borrower and such Lender shall negotiate in good faith with a view to agreeing on terms for making the Commitment available from another jurisdiction or otherwise restructuring the Commitment on a basis which is not unlawful.

12.2. Increased Cost. If any change in applicable law, regulation or regulatory requirement or in the interpretation or application thereof by any governmental or other authority, shall:

                  (i) subject a Lender to any Taxes with respect to its income from the Credit Facility or any part thereof, or

                  (ii) change the basis of taxation to a Lender of payments of principal or interest or any other payment due or to become due pursuant to this Agreement (other than a change in the basis effected by the jurisdiction of incorporation of such Lender or the domicile of the Lender's office through which the Lender's Commitment is made or any governmental subdivision or other taxing authority having jurisdiction over such Lender (unless such jurisdiction is asserted solely by reason of the activities of the Borrower or any of the Subsidiaries) or such other jurisdiction where the Credit Facility may be payable), or

                     (iii) impose, modify or deem applicable any reserve requirements or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, any Lender, or

                     (iv) impose on any Lender any other condition affecting the Commitment or any portion of any Advance thereunder, and the result of the foregoing is either to increase the cost to such Lender of making available or maintaining its Commitment or to reduce the amount of any payment received by such Lender then and in any such case if such increase or reduction in the opinion of such Lender materially affects the interests of such Lender under or in connection with this Agreement:

                                          (a)  such Lender shall notify the
                               Borrower and the Agent of the happening of such event,

                                          (b) the Borrower agrees forthwith upon
                               demand to pay to such Lender such amount as such Lender certifies to be necessary to compensate such Lender for such additional cost or such reduction, and

                                          (c) any such demand as is referred to
                               in sub-section (b) of this Section 12.2 may be made by such Lender at any time before or after any repayment of the Advances.

12.3. Non-availability of Funds. If the Agent shall determine that, by reason of circumstances affecting the London Interbank Eurodollar Market generally, adequate and reasonable means do not or will not exist for ascertaining the Applicable Rate for any Interest Period, the Agent shall give notice of such determination to the Borrower. The Borrower and the Lenders shall then negotiate in good faith in order to agree upon a mutually agreeable basis for funding the Advance or Advances in question, and/or for determining the interest rate and/or Interest Period(s) to be substituted for those which would otherwise have applied under this Agreement. If the Borrower and the Lenders are unable to agree upon such a substituted funding base, interest rate and/or Interest Period(s) within thirty (30) days of the giving of such notice, the Borrower shall repay the Credit Facility, or the relevant portion thereof, as the case may be, to the Lenders immediately; provided, however, that if the Borrower fails to make such repayment, the Lenders shall determine a funding basis, set an interest rate and/or set an Interest Period(s), as the case may be, all to take effect from the expiration of the relevant Interest Period(s) in effect at the date of said determination notice, which rate shall be equal to the aggregate of the Margin and the cost to the Lenders of funding the relevant Advance or Advances.

12.4. Determination of Losses. A certificate or determination notice of the Lenders or the Agent as to any of the matters referred to in this Section 12, absent manifest error, shall be conclusive and binding on the Borrower.

12.5. Compensation for Losses. Where the Advances are to be prepaid by the Borrower pursuant to Section 12.1 the Borrower agrees simultaneously with such prepayment to pay to the relevant Lender all accrued interest to the date of actual payment and all other sums payable by the Borrower to such Lender pursuant to this Agreement, together with such amounts as may be certified by such Lender to be necessary to compensate such Lender for any actual loss, premium or penalties incurred or to be incurred by it on account of funds borrowed to make, fund or maintain its Commitment for the remainder (if any) of the then current Interest Period or Periods, if any, but otherwise without penalty or premium.


13         CURRENCY INDEMNITY

13.1. Currency Conversion. If for the purpose of obtaining or enforcing a judgment in any court in any country it becomes necessary to convert into any other currency (the "judgment currency") an amount due in Dollars or a particular Foreign Currency, as the case may be, under this Agreement or under the Note, then the conversion shall be made, in the discretion of the Agent, at the rate of exchange prevailing either on the date of default or on the day before the day on which the judgment is given or the order for enforcement is made, as the case may be (the "conversion date"), provided that the Agent shall not be entitled to recover under this section any amount in the judgment currency which exceeds at the conversion date the amount in Dollars or the relevant Foreign Currency, as the case may be, due under this Agreement and/or under the Note.


13.2. Change in Exchange Rate. If there is a change in the rate of exchange prevailing between the conversion date and the date of actual payment of the amount due, the Borrower shall pay such additional amounts (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of payment will produce the amount then due under this Agreement and/or under the Note in Dollars or the relevant Foreign Currency; any excess over the amount due received or collected by the Lenders shall be remitted to the Borrower.


13.3. Additional Debt Due. Any amount due from the Borrower under Section 13.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement and/or under or in respect of the Note.


13.4. Rate of Exchange. The term "rate of exchange" in this Section 13 means the rate at which the Agent in accordance with its normal practices is able on the relevant date to purchase Dollars or the relevant Foreign Currency with the judgment currency and includes any premium and costs of exchange payable in connection with such purchase.


14         FEES AND EXPENSES

14.1. Commitment Fee. (a) The Borrower shall pay to the Agent, for distribution to the Lenders, a commitment fee in Dollars, payable quarterly in arrears, computed at the relevant rates per annum applicable pursuant to this Section
14.1 (the "Commitment Fee Rate(s)") on the average unfunded portion of the Committed Amount (valued in Dollars) during such quarter. The commitment fee shall accrue from the date hereof and shall terminate on the Termination Date.


                     (b) The Commitment Fee Rates, as determined from time to time by the Agent as provided herein, shall be equal to the lower of the rates corresponding to (a) the percentage that the Borrower's consolidated Funded Debt (excluding any Funded Debt subordinated to the indebtedness of the Borrower under the Credit Facility and in respect of which no payments of principal are scheduled to be paid on or before the Termination Date) bears to the consolidated EBITDA for the Borrower and (b) the Borrower's credit rating as determined by S&P and Moody's, as follows:

----------------------------------------------- --------------------------------------------- ------------------------------------
             Commitment Fee Rate                             Funded Debt/EBITDA                              Credit Rating
----------------------------------------------- --------------------------------------------- ------------------------------------
                   17.5 bp                               less than or equal to 75%                             BBB+/Baa1
----------------------------------------------- --------------------------------------------- ------------------------------------
                   20.0 bp                                 greater than 75%, but                               BBB/Baa2
                                                         less than or equal to 150%
----------------------------------------------- --------------------------------------------- ------------------------------------
                   22.5 bp                                 greater than 150%, but                              BBB-/Baa3
                                                         less than or equal to 225%
----------------------------------------------- --------------------------------------------- ------------------------------------
                   30.0 bp                                 greater than 225%, but                               BB+/Ba1
                                                         less than or equal to 300%
----------------------------------------------- --------------------------------------------- ------------------------------------
                   40.0 bp                                   greater than 300%                                  BB/Ba2
----------------------------------------------- --------------------------------------------- ------------------------------------


For purposes of determining the applicable Commitment Fee Rate(s), if the respective credit ratings of the Borrower by Moody's and S&P for any period correspond to two different Commitment Fee Rates, the applicable Commitment Fee Rate(s) shall be the lowest of the rates corresponding to (x) the aforesaid ratio of Funded Debt to EBITDA, (y) the Borrower's credit rating as determined by S&P and (z) the Borrower's credit rating as determined by Moody's. The applicable Commitment Fee Rate(s) shall be determined by the Agent quarterly (based upon the latest 10Q report or 10K report and Compliance Certificate delivered by the Borrower to the Agent from time to time pursuant to this

Agreement). The newly determined Commitment Fee Rate(s) shall be effective on the on the last day of the month following the month during which such report was delivered to the Agent.

14.2. Letter of Credit and Facing Fees and Related Charges. In addition, the Borrower shall pay to the Agent, for distribution to the Lenders, a fee in Dollars in respect of each Letter of Credit (the "Letter of Credit Fee") computed at a rate per annum equal to the Margin in effect from time to time on the daily Stated Amount of such Letter of Credit as reduced by any drawings thereunder. If the Credit Facility is syndicated, the Borrower further agrees to pay to the Letter of Credit Issuer, commencing at such time, a fee in Dollars in respect of each Letter of Credit (the "Facing Fee") computed at a rate per annum equal to one-eighth of one percent (1/8%) on the daily Stated Amount of such Letter of Credit as reduced by any drawings thereunder. Accrued Letter of Credit and Facing Fees shall be due and payable quarterly in arrears on the first day of each October, January, April and July of each year the Credit Facility remains outstanding and on the Termination Date. The Borrower also agrees to pay to the Letter of Credit Issuer all customary issuing and handling fees of the Letter of Credit Issuer in connection with its issuance of Letters of Credit.

14.3. Agency Fee. The Borrower shall also pay to the Agent an annual agency fee of Five Thousand Dollars ($5,000) for each additional Lender (up to three (3)) which acquires a participation or syndicated interest in the Credit Facility from Den norske Bank ASA, payable annually in advance, commencing upon the date on which each such additional Lender acquires such participation or syndicated interest in the Credit Facility.


14.4. Agent's Other Fees. The Borrower shall pay to the Agent, for its own account, such fees as shall have been agreed in accordance with the letter agreement dated September 17, 1998 between the Borrower and the Agent.


14.5. Costs, Charges and Expenses. The Borrower agrees to pay the Agent and the Lenders upon demand (whether or not the Credit Facility or any part thereof is made available hereunder) all reasonable costs, charges and expenses (including legal fees and expenses, as well as travel expenses of the Agent and the Lenders) incurred by the Agent and the Lenders in connection with the negotiation, preparation, execution and enforcement or attempted enforcement of this Agreement, the Note or otherwise in connection with the Credit Facility, as well as in connection with any supplements, amendments, assignments, waivers or consents relating thereto.


15         APPLICABLE LAW, JURISDICTION AND WAIVER

15.1. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

15.2. Jurisdiction. The Borrower hereby irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York in any action or proceeding brought against it by the Agent or the Lenders under this Agreement or under any document delivered hereunder and the Borrower hereby irrevocably appoints SEACOR Management Services Inc. with an office at 1370 Avenue of the Americas, New York, New York, its attorney-in-fact and agent for service of summons or other legal process thereon, which service may be made by serving a copy of any summons or other legal process in any such action or proceeding on such agent and such agent is hereby authorized and directed to accept by and on behalf of the Borrower service of summons and other legal process of any such action or proceeding against the Borrower. The service, as herein provided, of such summons or other legal process in any such action or proceeding shall be deemed personal service and accepted by the Borrower as such, and shall be legal and binding upon the Borrower for all the purposes of any such action or proceeding. Final judgment (a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of a Borrower to any Lender or the Agent) against the Borrower in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment. The Borrower will advise the Agent promptly of any change of address of the foregoing agent or of the substitution of another agent therefor. In the event that the foregoing agent or any other agent appointed by the Borrower shall not be conveniently available for such service or if the Borrower fails to maintain an agent as provided herein, the Borrower hereby irrevocably appoints the person who then is the Secretary of State of the State of New York as such attorney-in-fact and agent. The Borrower will advise the foregoing agent of the appointment made hereby, but failure to so advise shall not affect the appointment made hereby. Notwithstanding anything herein to the contrary, the Agent or the Lenders may bring any legal action or proceeding in any other appropriate jurisdiction.


15.3. WAIVER OF JURY TRIAL. IT IS MUTUALLY AGREED BY AND AMONG THE BORROWER, THE AGENT AND THE LENDERS THAT EACH OF THEM HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE NOTE.


16         THE AGENT

16.1. Appointment of Agent. Each of the Lenders hereby irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and under the Note as are delegated to the Agent by the terms hereof and thereof. Neither the Agent nor any of its directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them under this Agreement and under the Note or in connection therewith, except for its or their own gross negligence or willful misconduct.

16.2. Distribution of Payments. Whenever any payment is received by the Agent from the Borrower for the account of the Lenders, or any of them, whether of principal or interest on the Note, commissions, commitment fees under Section 14.1, or otherwise, it will thereafter cause like funds relating to such payment to be promptly distributed ratably to the Lenders according to their respective Commitments, in each case to be applied according to the terms of this Agreement.


16.3. Holder of Interest in Note. The Agent may treat each Lender as the holder of all of the interest of such Lender in the Note unless and until the Agent has received a copy of an Assignment and Assumption Agreement evidencing the transfer of all or any part of such Lender's interest in the Credit Facility.


16.4. No Duty to Examine, Etc. The Agent shall not be under a duty to examine or pass upon the validity, effectiveness or genuineness of this Agreement, the Note or any instrument, document or communication furnished pursuant to this Agreement or the Note or in connection with any thereof and the Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.


16.5. Agent as Lender. With respect to that portion of the Credit Facility made available by it, the Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall include the Agent in its capacity as a Lender. The Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with, the Borrower as if it were not the Agent.


16.6. (a) Obligations of Agent. The obligations of the Agent under this Agreement and under the Note are only those expressly set forth herein and therein.


                     (b) No Duty to Investigate. The Agent shall not at any time be under any duty to investigate whether an Event of Default, or an event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred or to investigate the performance of this Agreement and the Note by the Borrower.

16.7. (a) Discretion of Agent. The Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement and the Note , unless the Agent shall have been instructed by the Majority Lenders to exercise such rights or to take or refrain from taking such action;

provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law.


                     (b) Instructions of Majority Lenders. The Agent shall in all cases be fully protected in acting or refraining from acting under this Agreement and under the Note in accordance with the instructions of the Majority Lenders (or, where expressly required hereby, all the Lenders), and any action taken or failure to act pursuant to such instructions shall be binding on all of the Lenders.

16.8. Assumption re Event of Default. Except as otherwise provided in Section 16.14, the Agent shall be entitled to assume that no Event of Default, or event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing, unless the Agent has been notified by the Borrower of such fact or has been notified by a Lender that such Lender considers that an Event of Default or such an event (specifying in detail the nature thereof) has occurred and is continuing. In the event that the Agent shall have been notified by any party in the manner set forth in the preceding sentence of any Event of Default or of an event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, the Agent shall notify the Lenders and shall take action and assert such rights under this Agreement or the Note as the Majority Lenders shall request in writing.


16.9. No Liability of Agent or Lenders. Neither the Agent nor any of the Lenders shall be under any liability or responsibility whatsoever:


                     (a) to the Borrower or any other person or entity as a consequence of any failure or delay in performance by, or any breach by, any other Lender or any other person of any of its or their obligations under this Agreement or under the Note;

                     (b) to any Lender or Lenders as a consequence of any failure or delay in performance by, or any breach by the Borrower of any of its obligations under this Agreement or under the Note; or

                     (c) to any Lender or Lenders for any statements, representations or warranties contained in this Agreement or in the Note or in any document or instrument delivered in connection with the transaction hereby contemplated; or for the validity, effectiveness, enforceability or sufficiency of this Agreement and the Note or any document or instrument delivered in connection with the transactions hereby contemplated.

16.10. Indemnification of Agent. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrower), pro rata according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable legal fees and expenses incurred in investigating claims and defending itself against such liabilities) which may be imposed on, incurred by or asserted against, the Agent in any way relating to or arising out of this Agreement and the Note, any action taken or omitted by the Agent hereunder or thereunder or the preparation, administration, amendment or enforcement of, or waiver of any provision of, this Agreement and the Note, except that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.


16.11. Consultation with Counsel. The Agent may consult with legal counsel selected by the Agent and shall not be liable for any action taken, permitted or omitted by it in good faith in accordance with the advice or opinion of such counsel.


16.12. Resignation. The Agent may resign at any time by giving sixty (60) days' written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Lenders and shall have accepted such appointment within sixty (60) days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank or trust company of recognized standing. The appointment of any successor Agent shall (unless an Event of Default has occurred and is continuing) be subject to the prior written consent of the Borrower, such consent not to be unreasonably withheld. After any retiring Agent's resignation as Agent hereunder, the provisions of this Section 16 shall continue in effect for its benefit with respect to any actions taken or omitted by it while acting as Agent.


16.13. Representations of Lenders. Each Lender represents and warrants to each other Lender and the Agent that:

           (i) in making its decision to enter into this Agreement and to make its Commitment available hereunder, it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrower, that it has made an independent credit judgment and that it has not relied upon any statement, representation or warranty by any other Lender or the Agent; and

           (ii) So long as any portion of its Commitment remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrower.

16.14. Notification of Event of Default. The Agent hereby undertakes promptly to notify the Lenders, and each of the Lenders hereby undertakes promptly to notify the Agent and the other Lenders, of the existence of any Event of Default which shall have occurred and be continuing of which the Agent or such Lender has actual knowledge.

16.15. No Agency until Syndication. Unless and until the Credit Facility is syndicated, all references in this Agreement to the term "Agent" shall be deemed to be references to Den Norske Bank ASA, as a Lender and not as administrative agent.


17         NOTICES AND DEMANDS


17.1. Notices in Writing. Every notice or demand under this Agreement shall be in writing and may be given or made by telecopy.


17.2. Addresses for Notice. Every notice or demand shall be sent, if to the Borrower or the Agent, at the address set forth below and, if to the Lenders at their address and telecopy numbers set forth in Schedule A or at such other address or telecopy numbers as such party may hereafter specify for the purpose by notice to each other party hereto.


Any notices addressed to the Borrower shall be sent as follows:

                               c/o SEACOR Management Services Inc.
                               1370 Avenue of the Americas, 25th floor
                               New York, New York  10019
                               Telecopy.:  (212) 582-8522

Any notices addressed to the Agent shall be sent as follows:

                               200 Park Avenue
                               New York, New York 10166-0396
                               Telecopy No.:  (212) 681-3900

Any notice sent by telecopy shall be confirmed by letter dispatched as soon as practicable thereafter.

17.3. Notices Deemed Received. Every notice or demand shall, except so far as otherwise expressly provided by this Agreement, be deemed to have been received (provided that it is received prior to 2 p.m. New York time; otherwise it shall be deemed to have been received on the next following Banking Day), in the case of a telecopy at the time of dispatch thereof (provided further that if the date of dispatch is not a Banking Day in the locality of the party to whom such notice or demand is sent it shall be deemed to have been received on the next following Banking Day in such locality) and, in the case of a letter, at the time of receipt thereof.

18         MISCELLANEOUS


18.1. Time of Essence. Time is of the essence of this Agreement but no failure or delay on the part of the Agent or the Lenders to exercise any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by the Agent or the Lenders of any power or right hereunder preclude any other or further exercise thereof or the exercise of any other power or right. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.


18.2. Unenforceable, etc., Provisions - Effect. In case any one or more of the provisions contained in this Agreement or in the Note would, if given effect,
(i) cause such of the Borrower or any of the Subsidiaries, as the case may be, which owns United States flag vessels to cease to be a citizen of the United States within the meaning of Section 2 of the United States Shipping Act 1916, as amended, or cause a transfer of any of the Vessels registered under the laws and flag of the United States of America in violation of Section 9 of said Act or (ii) be otherwise invalid, illegal or unenforceable in any respect under any law applicable in any relevant jurisdiction, said provision shall not be enforceable against the Borrower or any of the Subsidiaries, as the case may be, but the validity, legality and enforceability of the remaining provisions herein or therein contained shall not in any way be affected or impaired thereby.


18.3. References. References herein to Sections and Schedules are to be construed as references to sections of, and schedules to, this Agreement.


18.4. Further Assurances. The Borrower agrees that if this Agreement or the Note shall at any time be deemed by the Agent for any reason insufficient in whole or in part to carry out the true intent and spirit hereof or thereof, it will execute or cause to be executed such other and further assurances and documents as in the opinion of the Agent may be required in order more effectively to accomplish the purposes of this Agreement and the Note.


18.5. Entire Agreement, Amendments. This Agreement, the Note and the letter agreement referred to in Section 14.4constitute the entire agreement of the parties hereto, including all parties added hereto pursuant to an Assignment and Assumption Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument. Any provision of this Agreement or the Note may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Majority Lenders (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no amendment or waiver shall, unless signed by all the Lenders, (i) increase or decrease the Commitment of any Lender or subject any Lender to any additional obligation other than those set forth herein, (ii) reduce the principal of or rate of interest on the Credit Facility or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on the Loan or any fees hereunder, (iv) amend Section 11, (v) waive any condition precedent to the availability of the Credit Facility or any Advance thereunder, (vi) amend or modify this Section 18.5 or (vii) change the definition of "Majority Lenders".

                     IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed by their duly authorized representative as of the day and year first above written.


                                          SEACOR SMIT INC.

                                          By /s/ Randall Blank
                                             ---------------------------------
                                              Randall Blank
                                              Executive Vice President


                                          By special authority for
                                          DEN NORSKE BANK ASA, New York
                                              Branch, as Agent and Lender

                                          By /s/ George P. Malanga
                                             ---------------------------------
                                              George P. Malanga
                                              Senior Vice President

                                          and


                                          By /s/ Nikolai Nachamkin
                                             ---------------------------------
                                              Nikolai Nachamkin
                                              Vice President